    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 1998
                                                  REGISTRATION NUMBER 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           OFFSHORE LOGISTICS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   4522                  72-0679819
                             (PRIMARY STANDARD        (I.R.S. EMPLOYER
     (STATE OR OTHER            INDUSTRIAL           IDENTIFICATION NO.)
     JURISDICTION OF        CLASSIFICATION CODE
    INCORPORATION OR              NUMBER)
      ORGANIZATION)

                                224 RUE DE JEAN
                                 P.O. BOX 5-C
                          LAFAYETTE, LOUISIANA 70505
                                (318) 233-1221
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DRURY A. MILKE
                   VICE PRESIDENT, CHIEF FINANCIAL OFFICER,
                            TREASURER AND SECRETARY
                                224 RUE DE JEAN
                                 P.O. BOX 5-C
                          LAFAYETTE, LOUISIANA 70505
                                (318) 233-1221
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  Copies to:
                               ARTHUR H. ROGERS
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                (713) 651-5151

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                      AMOUNT    PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
     TITLE OF EACH CLASS OF           TO BE      OFFERING PRICE      AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED      PER UNIT(1)  OFFERING PRICE (2)     FEE
------------------------------------------------------------------------------------------------
7 7/8% Series B Senior Notes due
 2008............................  $100,000,000    100.1815%       $100,181,500       $29,554
Senior Guarantees(3).............       --             --               --               --

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(1) Pursuant to Rule 457(f) under the Securities Act of 1933, the registration fee has been calculated based on the average of the bid price of 99.928% and the ask price of 100.435% in the PORTAL market on March 24, 1998, of the 7 7/8% Series A Senior Notes due 2008 of the Company, for which the securities registered hereby will be exchanged.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) The 7 7/8% Series B Senior Notes due 2008 are to be guaranteed by the guarantors listed on the following page on a senior basis. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantees.

                               ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                        TABLE OF ADDITIONAL REGISTRANTS

                                                     PRIMARY
                                  STATE OR OTHER     STANDARD
                                  JURISDICTION OF   INDUSTRIAL    IRS EMPLOYER
                                   INCORPORATION  CLASSIFICATION IDENTIFICATION
NAME                              OR ORGANIZATION    CODE NO.         NO.
----                              --------------- -------------- --------------
Air Logistics, L.L.C.............    Louisiana         4522        72-1412904
Air Logistics of Alaska, Inc.....    Alaska            4522        92-0048121
Grasso Corporation...............    Delaware          4522        72-1277694
Grasso Production Management,
 Inc.............................    Texas             1389        72-0271164
Medic Systems, Inc...............    Delaware          4522        76-0482462
Pumpkin Air, Inc.................    Texas             4522        75-1638151

*******************************************************************************

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

********************************************************************************


                  SUBJECT TO COMPLETION, DATED MARCH 27, 1998

PROSPECTUS                 OFFER FOR ALL OUTSTANDING
                     7 7/8% SERIES A SENIOR NOTES DUE 2008
                                IN EXCHANGE FOR
LOGO                                   OF
                     7 7/8% SERIES B SENIOR NOTES DUE 2008
                            OFFSHORE LOGISTICS, INC.
[LOGO OF OFFSHORE LOGISTICS APPEARS HERE]

  Offshore Logistics, Inc., a Delaware corporation (the "Company" or "OLOG"), and the Guarantors (as defined herein) hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of registered 7 7/8% Series B Senior Notes due 2008 of the Company (the "New Notes") for each $1,000 principal amount of unregistered 7 7/8% Series A Senior Notes due 2008 of the Company (the "Old Notes"), of which an aggregate principal amount of $100,000,000 is outstanding. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are being registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear any legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of Transfer Restricted Securities (as defined herein) under the Registration Rights Agreement (as defined herein). The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture (as defined herein) governing the Old Notes. The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes." See "The Exchange Offer" and "Description of the Notes."

  Interest on the New Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1998. Interest on the New Notes will accrue from the date of issuance of the Old Notes, January 27, 1998. The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after January 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, thereon, to the redemption date. Notwithstanding the foregoing, on or prior to January 22, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 107 7/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings (as defined herein), provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding following each such redemption. Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all or any part of each holder's New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase. See "Description of the Notes."

  The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all other future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Indenture will permit the Company and its subsidiaries to incur additional indebtedness, including additional secured indebtedness, subject to certain conditions. The New Notes will be unconditionally guaranteed ("Subsidiary Guarantees") on a senior basis by certain of the Company's subsidiaries (the "Guarantors"). The Subsidiary Guarantees will be general unsecured obligations of the Guarantors, ranking pari passu in right of payment with all existing and future senior indebtedness of the Guarantors and senior in right of payment to any subordinated indebtedness of the Guarantors incurred in the future. See "Risk Factors-- Ranking of the Notes; Effective Subordination" and "Description of the Notes-- Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

  SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NEW NOTES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The Company and the Guarantors will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City
time, on       , 1998, unless extended (as so extended, the "Expiration
Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange; however, the Exchange Offer is subject to certain customary conditions. Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. See "The Exchange Offer."

  The Old Notes were sold by the Company on January 27, 1998 to Jefferies & Company, Inc. (the "Initial Purchaser") in a private transaction not subject to the registration requirements of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchaser only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The New Notes are being offered hereunder in order to satisfy the obligations of the Company and the Guarantors under the Registration Rights Agreement entered into with the Initial Purchaser in connection with the offering of the Old Notes. See "The Exchange Offer" and "Description of the Notes--Registration Rights; Liquidated Damages."

  Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company and the Guarantors believe the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) the holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company and the Guarantors have agreed, for a period of one year after the effective date of the Registration Statement of which this Prospectus forms a part, to make this Prospectus available to any broker-dealer for use in connection with any such resale.

  The Old Notes are eligible for trading in the National Association of Securities Dealers' Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market. The Company does not intend to list the New Notes on any securities exchange.

  Neither the Company nor the Guarantors will receive any proceeds from the Exchange Offer.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, and in accordance therewith files periodic reports, proxy and other information statements with the Commission. All reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements regarding registrants, such as the Company, that file electronically with the Commission. The Company's Common Stock is traded on the Nasdaq National Market and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company's (i) Annual Report on Form 10-K for the transition period from July 1, 1996 to March 31, 1997; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997; and (iii) Current Reports on Form 8-K dated December 19, 1996, May 1, 1997, July 30, 1997, January 28, 1998 and March 27, 1998, which have been filed by the Company with the Commission pursuant to the Exchange Act, are by this reference incorporated in and made a part of this Prospectus.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents which have been or may be incorporated by reference in this Prospectus, except that exhibits to such documents will not be provided unless they are specifically incorporated by reference into such documents. Requests for copies of any such document should be directed to Offshore Logistics, Inc., Attention: Corporate Secretary, 224 Rue de Jean, P.O. Box 5-C, Lafayette, Louisiana 70505 (telephone: (318) 233-
1221).

                                    SUMMARY

  The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements, including the notes thereto, appearing elsewhere herein or incorporated by reference in this Prospectus. Unless the context indicates otherwise, any reference in this Prospectus to "Bristow" refers to Bristow Aviation Holdings Limited and its subsidiaries and any reference to "OLOG" or the "Company" refers to Offshore Logistics, Inc. and its consolidated entities, including Bristow. "Air Log" refers to Air Logistics, L.L.C., a wholly owned subsidiary of OLOG. Unless otherwise defined herein, capitalized terms used in this Summary have the respective meanings ascribed to them elsewhere in this Prospectus or in the Indenture.

                                  THE COMPANY

  OLOG is a leading international provider of helicopter transportation services to the oil and gas industry. Through Air Log, OLOG is the second largest owner and operator of helicopters in the U.S., primarily in the Gulf of Mexico, with a fleet of 145 aircraft. In December 1996, OLOG acquired a significant economic interest in Bristow (the "Bristow Transaction"), making Air Log and Bristow the largest owners and operators of helicopters in the North Sea/Europe with a current fleet of 83 aircraft. Air Log and Bristow also own and operate an additional 68 aircraft serving most other major offshore oil and gas regions, including Australia, Brazil, Brunei, China, Colombia, Egypt, the Falklands, Mexico, Nigeria and Trinidad. For the 12 months ended December 31, 1997, the Company generated pro forma total revenues and EBITDA of $414.5 million and $91.3 million, respectively. The Company estimates that the fair market value of its fleet exceeds $500 million.

  The Company charters its helicopters to a broad base of major oil and gas companies to transport personnel and equipment from onshore bases to offshore drilling rigs, platforms and other installations. The Company believes that its helicopter revenues are primarily attributable to oil and gas production activities which, during industry downturns, represent more stable sources of revenue than exploration and development activities. In addition, the Company believes that the geographic diversity of its operations makes it less susceptible to regional economic downturns.

  Although the ongoing operational requirements of offshore production platforms create a baseline demand for helicopter services, incremental demand is primarily driven by the level of offshore oil and gas drilling activity. This level of drilling activity is influenced by a number of factors, including oil and gas prices and drilling budgets of exploration and production companies. The Company believes that strong demand for helicopter services will continue due to (i) recent increases in capital expenditure budgets of many oil and gas companies for offshore drilling and development, (ii) technological advancements that have increased drilling success rates, (iii) the high level of seismic activity and bidding for leases in the Gulf, and (iv) the increased focus on deepwater exploration and production projects, particularly in the U.S. Gulf. Since June 1996, the Company has increased flight rates in the Gulf of Mexico three times, including an approximate 10% increase in November 1997.

INDUSTRY CONDITIONS

  In recent years, improved technology such as 3-D seismic surveys and subsea completions has stimulated offshore exploration and development activity. In addition, this improved technology has resulted in increased drilling and development activity in new, deeper water areas, a positive trend for helicopter transportation service providers as these areas are typically located farther offshore.

  Although the Company's business is primarily dependent upon activity levels in the offshore oil and gas industry, the existence of other markets for helicopter services distinguishes the Company's business from other segments of the oil service industry. Other markets for helicopters include emergency medical transportation, agricultural and forestry support, and general aviation activities. These other markets enable the Company to better manage its helicopter fleet by providing both a source of additional aircraft during times of high demand and potential purchasers for excess Company aircraft during times of reduced demand.

PRODUCTION MANAGEMENT SERVICES

  In addition to its helicopter transportation services business, the Company's wholly owned subsidiary Grasso Production Management, Inc. ("GPM") is the leading independent operator of oil and gas production facilities in the Gulf of Mexico. GPM operates oil and gas production facilities for major and independent oil and gas companies and also provides contract personnel and support services for such facilities. For the 12 months ended December 31, 1997, GPM generated total revenues and EBITDA of $40.1 million and $4.0 million, respectively.

BUSINESS STRATEGY

  The Company's business strategy is to remain the world's premier provider of helicopter services. The key elements of this strategy include:

    INDUSTRY CONSOLIDATION. The Company has achieved its position as a leader in the provision of helicopter services to the offshore oil and gas industry primarily through a series of strategic acquisitions and partnering arrangements which have contributed to the consolidation of this industry over the past several years. The Company believes that the consolidation trend in the oil and gas helicopter services industry will continue due to the increasing difficulty of smaller operators in maintaining an adequate shore-based infrastructure and providing the working capital required to conduct such operations. The Company plans to pursue these consolidation opportunities in its existing and selected geographic markets.

    GEOGRAPHIC DIVERSIFICATION. OLOG began domestic helicopter operations in the Gulf of Mexico in 1972. Since such time, OLOG has expanded its presence in certain domestic and international markets, including Alaska, Central and South America, and Africa. With Bristow, the Company believes it has the most geographically diverse helicopter fleet serving the worldwide offshore oil and gas industry, with operations in most of the major oil and gas exploration and production areas of the world. OLOG has primarily expanded in international markets through alliances and joint ventures with local helicopter operators in order to comply with governmental restrictions on foreign ownership or operation of aircraft. The Company believes that its presence in multiple markets enhances its asset utilization by enabling it to deploy helicopters to different geographic regions to take advantage of cyclical market opportunities, and reduces its dependence on market conditions in individual regions.

    COST-EFFICIENT OPERATIONS. OLOG has focused on maximizing profitability through stringent cost controls and asset rationalization. The Company believes that OLOG is the most profitable helicopter operator serving the worldwide offshore oil and gas industry. The Company also believes that further opportunities exist for profitability enhancements through continued consolidation savings from Bristow and other operating efficiencies.

    FLEET CAPABILITIES. OLOG intends to continue to upgrade the Company's fleet to meet market demands for newer, better equipped aircraft. Demand for helicopters continues to be strong in the U.S. Gulf and the North Sea. The Company plans on adding 12 aircraft to its fleet in calendar 1998, the majority of which will be committed to contracts of at least 12 months. The Company believes that it has the most diversified and extensive fleet of any operator, which should allow the Company to meet customer requirements regardless of the mission.

                   THE ORIGINAL OFFERING AND USE OF PROCEEDS

  The Old Notes were sold by the Company on January 27, 1998 to the Initial Purchaser and were thereupon offered and sold by the Initial Purchaser only to certain qualified buyers. The Company used $66.7 million of the $97.2 million net proceeds from the Original Offering to repay certain indebtedness of Bristow and $18.7 million to replace general corporate funds used to repay certain indebtedness of Bristow in October 1997. The Company intends to use the remaining net proceeds for general corporate purposes.

                               THE EXCHANGE OFFER

  The Exchange Offer relates to the exchange of up to $100 million aggregate principal amount of New Notes for up to $100 million aggregate principal amount of the Old Notes. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are being registered under the Securities Act and, therefore, will not bear any legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of Transfer Restricted Securities under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture. The Old Notes and the New Notes are sometimes referred to collectively herein as the "Notes." See "Description of the Notes."

The Exchange Offer......  Pursuant to the Exchange Offer, $1,000 principal amount of New Notes will be issued in exchange for each $1,000 principal amount of Old Notes that are validly tendered and not withdrawn. As of the date hereof, Old Notes representing $100 million aggregate principal amount are outstanding. The terms of the New Notes and the Old Notes are substantially identical.

Resales.................  Based on interpretations by the staff of the
                          Commission set forth in no-action letters issued to third parties unrelated to the Company and the Guarantors, the Company and the Guarantors believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than broker-dealers, as set forth below, and any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer that receives New

                          Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year after the effective date of the Registration Statement of which this Prospectus is a part, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

                          The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration Date.........  The Exchange Offer will expire at 5:00 p.m., New York
                          City time, on          , 1998, unless extended, in
                          which case, the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Terms of the Exchange Offer--Expiration Date; Extension; Amendments."

Conditions to the
Exchange Offer..........  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by the Company. See "The Exchange Offer--Terms of the Exchange Offer--Conditions to the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.


Procedures for
 Tendering Old Notes....  Each holder of Old Notes wishing to accept the
                          Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or a facsimile, together with the Old Notes and any other required documentation, to the Exchange Agent (as defined herein) at the address set forth herein and in the Letter of Transmittal. Persons holding Old Notes through the Depository Trust Company ("DTC") and wishing to accept the Exchange Offer must do so pursuant to DTC's Automated Tender Offer Program, by which each tendering Participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of such holder's business, (ii) such holder is not engaging and does not intend to engage in a distribution of such New Notes, (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) such holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company.

Special Procedures for
 Beneficial Owners......  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery
Procedures..............  Holders of Old Notes who wish to tender their Old
                          Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Terms of the Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal..............  The tender of Old Notes pursuant to the Exchange
                          Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer--Terms of the Exchange Offer-- Withdrawal Rights."

Acceptance of Old Notes
 and Delivery of New
 Notes..................  Subject to certain conditions (as described more fully in "The Exchange Offer--Terms of the Exchange Offer--Conditions to the Exchange Offer"), the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Interest on the New
 Notes and the Old
 Notes..................  Interest on each New Note will accrue from the date of issuance of the Old Note for which the New Note is exchanged.

Exchange Agent..........  State Street Bank and Trust Company is serving as
                          Exchange Agent in connection with the Exchange Offer. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent."

Effect of Not
Tendering...............  Old Notes that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. The Company will have no further obligation (other than as described in "Description of the Notes--Registration Rights; Liquidated Damages" with respect to the Shelf Registration Statement (as defined herein)) to provide for the registration under the Securities Act of such Old Notes.

                               TERMS OF NEW NOTES

Securities Offered......  $100.0 million aggregate principal amount of 7 7/8%
                          Series B Senior Notes due 2008.

Maturity................  January 15, 2008.

Interest Payment Dates..  Interest on the New Notes will be payable semi-
                          annually in arrears on January 15 and July 15 of each year, commencing July 15, 1998.

Ranking.................  The New Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Indenture will permit the Company and its restricted subsidiaries to incur additional indebtedness, subject to certain conditions. Although the New Notes will be guaranteed by the Guarantors, initially neither Bristow nor its subsidiaries will guarantee the New Notes, with the result that the New Notes will be structurally subordinated to all existing and future indebtedness of Bristow and its subsidiaries. As of December 31, 1997, after giving pro forma effect to the Original Offering and the use of proceeds therefrom, the New Notes would have been effectively subordinated to approximately $43.6 million of indebtedness of Bristow and its subsidiaries and to an additional $18.6 million of indebtedness of a foreign subsidiary of OLOG that also will not guarantee the New Notes (excluding indebtedness owed to the Company).

Guarantees..............  The New Notes will be jointly and severally guaranteed on a senior unsecured basis by certain of the Company's present and future subsidiaries. Initially, neither Bristow nor its subsidiaries will be Guarantors. See "Description of the Notes-- Subsidiary Guarantees."

Optional Redemption.....  The New Notes will be redeemable at the option of the
                          Company, in whole or in part, at any time on or after January 15, 2003, at redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date. Notwithstanding the foregoing, on or prior to January 22, 2001, the Company may redeem up to 35% of the aggregate principal amount of the New Notes originally issued at a redemption price of 107 7/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that at least 65% of the aggregate principal amount of New Notes remains outstanding following each such redemption. See "Description of the Notes-- Optional Redemption."

Change of Control.......  Upon the occurrence of a Change of Control, the
                          Company will be required to make an offer to repurchase all or any part of each holder's New Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of repurchase. See "Risk Factors--Potential Inability to Fund a

                          Change of Control Offer" and "Description of the Notes--Repurchase at the Option of Holders--Change of Control."

Certain Covenants.......  The indenture pursuant to which the New Notes will be issued (the "Indenture") contains certain covenants that, among other things, limits the ability of the Company and certain of its subsidiaries to incur additional Indebtedness (as defined herein), pay dividends or make other distributions, repurchase Equity Interests (as defined herein) or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, issue or sell capital stock of subsidiaries, engage in sale-and-leaseback transactions, sell assets or enter into certain mergers or consolidations. See "Description of the Notes--Certain Covenants."

Exchange Offer;
 Registration Rights....  Pursuant to a registration rights agreement by and among the Company, the Guarantors and the Initial Purchaser (the "Registration Rights Agreement"), the Company and the Guarantors have agreed to file the Registration Statement of which this Prospectus forms a part (the "Exchange Offer Registration Statement") with the Commission under the Securities Act with respect to the Exchange Offer. If (a) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or
                          (b) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer or (ii) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement would not be available for such resales, the Company will file with the Commission a shelf registration statement (the "Shelf Registration Statement") to cover resales of the Notes by holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. If the Company fails to satisfy these registration obligations, it will be required to pay liquidated damages to the holders of the Old Notes under certain circumstances ("Liquidated Damages"). See "Description of the Notes--Registration Rights; Liquidated Damages."

  For further information regarding the Notes, see "Description of the Notes."

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the issuance of the New Notes pursuant to this Prospectus.

                                  RISK FACTORS

  For a discussion of certain factors that should be considered in connection with the Exchange Offer and an investment in the New Notes offered hereby, see "Risk Factors."

                                 RISK FACTORS

  In addition to the other information set forth elsewhere in this Prospectus, the following factors relating to the Company and this Offering should be considered by prospective investors when evaluating an investment in the New Notes offered hereby.

SUBSTANTIAL INDEBTEDNESS

  At December 31, 1997, on a pro forma basis, after giving effect to the sale of the Old Notes (the "Original Offering") and the application of the net proceeds therefrom, the Company would have had $260.3 million of indebtedness and stockholders' equity of $266.6 million. In addition, the terms of the Notes permit the Company to incur $50 million of indebtedness under the Credit Facilities (as defined herein) and certain other indebtedness. See "Use of Proceeds." The Company's level of indebtedness has several important effects on its future operations, including (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired,
(ii) a reduction of funds available to the Company for its operations or for capital expenditures as a result of the dedication of a substantial portion of the Company's cash flow to the payment of principal of and interest on the Company's indebtedness, including indebtedness under the Notes, (iii) restrictions in the Indenture that limit the Company's ability to borrow additional funds or to dispose of assets, which may affect the Company's flexibility in planning for, and reacting to, changes in its business, including possible acquisition activities, (iv) the possibility of an event of default under the financial and operating covenants contained in the Company's debt instruments, including the Indenture, which, if not cured or waived, could have a material adverse effect on the Company and (v) an inability to adjust to rapidly changing market conditions and consequent vulnerability in the event that a downturn in general economic conditions or its business because of the Company's reduced financial flexibility. Moreover, future acquisitions may require the Company to alter its capitalization significantly. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of the Notes--Certain Covenants."

  The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to levels of activity in offshore oil and gas exploration, development and production, general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by such economic conditions and financial, business and other factors. See "Capitalization."

  If the Company is unable to generate sufficient cash flow from operations in the future to service its debt, it may be required to refinance all or a portion of its existing debt, including the Notes, or to obtain additional financing. There can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company. For example, a default by the Company under the terms of the Indenture could result in a default under the terms of the Credit Facilities.

RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

  The Indenture restricts, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make certain other restricted payments, incur liens to secure pari passu or subordinated indebtedness, apply net proceeds from certain asset sales, merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of substantially all of the assets of the Company, or enter into certain transactions with affiliates. In addition, the Credit Facilities contain, and future credit facilities may contain, other and more restrictive covenants and prohibits the Company from prepaying other indebtedness (including the Notes) before indebtedness outstanding under the Credit Facilities or such other credit facility. As a result of these covenants, the ability of the Company to respond to changes in business and economic conditions and to secure additional financing, if needed, may be significantly restricted, and the

Company may be prevented from engaging in transactions that might otherwise be considered beneficial to the Company. See "Description of the Notes--Certain Covenants." The Credit Facilities also require, and future credit facilities may require, the Company to maintain specified financial ratios and satisfy certain financial condition tests. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The Company's ability to meet these financial ratios and tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. The breach of any of these covenants could result in a default under the Credit Facilities or such other credit facility. Upon the occurrence of an event of default under the Credit Facilities or such other credit facility, the lenders thereunder could elect to declare all amounts outstanding under such credit facilities, including accrued interest or other obligations to be immediately due and payable. If the Company were unable to repay those amounts, such lenders could proceed against the collateral granted to them to secure that indebtedness. If amounts outstanding under such credit facilities were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and other indebtedness of the Company, including the Notes.

RANKING OF THE NOTES; EFFECTIVE SUBORDINATION

  The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company ranking pari passu with all existing or future senior indebtedness of the Company. Although the Old Notes are, and the New Notes will be, guaranteed by the Guarantors, initially neither Bristow nor its subsidiaries will guarantee the Notes, with the result that the Old Notes are, and the New Notes will be, structurally subordinated to all existing and future indebtedness of Bristow and its subsidiaries. As of December 31, 1997, after giving pro forma effect to the Original Offering and the use of proceeds therefrom, the Notes would have been effectively subordinated to approximately $43.6 million of indebtedness of Bristow and its subsidiaries and to an additional $18.6 million of indebtedness of a foreign subsidiary of OLOG that also will not guarantee the Notes (excluding indebtedness owed to the Company).

POTENTIAL INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. Certain events involving a Change of Control may result in an event of default under OLOG's Credit Facility and may result in an event of default under certain other indebtedness of the Company that may be incurred in the future. There can be no assurance that sufficient funds will be available to the Company at the time of any Change of Control to make any required repurchases of Notes tendered, pay its obligations under such Credit Facility or other indebtedness upon the occurrence of a Change of Control. These provisions may be deemed to have anti-takeover effects and may delay, defer or prevent a merger, tender offer or other takeover attempt. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of the Notes--Repurchase at the Option of Holders."

DEPENDENCE ON OIL AND GAS INDUSTRY

  The Company's operations are largely dependent upon the levels of activity in oil and natural gas exploration, development and production. Such activity levels are affected by trends in oil and natural gas prices. Historically, the prices for oil and natural gas have been volatile and are subject to wide fluctuations in response to changes in the supply of and demand for oil and natural gas, market uncertainty and a variety of additional factors beyond the control of the Company. The Company cannot predict future oil and natural gas price movements with any certainty. Any prolonged reduction in oil and natural gas prices, however, will depress the level of exploration, development and production activity and result in a corresponding decline in the demand for the Company's services and, therefore, have a material adverse effect on the Company's revenues and profitability.

INTERNATIONAL OPERATIONS

  The Company's international operations are focused in the North Sea, Nigeria, Australia, Brazil, China, Colombia, Mexico, Trinidad and Egypt with less significant operations in other international areas. Operations in foreign countries generally are subject to various risks attendant to doing business outside the United States, including risks of war, general strikes, civil disturbances, guerilla activity, currency fluctuations and devaluations and governmental activities that may limit or disrupt markets, restrict payments or the movement of funds or result in the deprivation of contract rights or the taking of property without fair compensation. No prediction can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to helicopter operations.

EXCHANGE RATE RISKS

  Bristow's revenues and expenses are reported in British Pounds Sterling. In addition, a portion of the Company's revenues is denominated in other currencies (including Australian Dollars, French Francs, Nigerian Naira and Trinidad and Tobago Dollars) to cover expenses in the areas in which such expenses are incurred. To the extent operating revenues are denominated in the same currency as operating expenses, the Company can reduce its vulnerability to exchange rate fluctuations. Because the Company maintains its financial statements in U.S. Dollars, it is vulnerable to fluctuations in the exchange rate between the pound and the dollar.

COMPETITION

  The Company's helicopter business is highly competitive on a worldwide basis. Chartering of helicopters is usually done on the basis of competitive bidding among those having the necessary equipment and resources. The technical requirements of operating helicopters offshore have increased as oil and gas activities have moved into deeper water and more sophisticated aircraft are required to service the market. The number of small helicopter operators in the Gulf of Mexico has declined over the past several years, as it has become increasingly difficult to maintain an adequate shore-based infrastructure and provide the working capital required to conduct such operations, especially when the associated costs must be spread over a relatively small number of helicopters. One of the Company's competitors has substantially more helicopters in service in the Gulf of Mexico. The Company has two significant competitors in the North Sea.

  GPM's business is highly competitive. There are a number of competitors that are smaller than GPM but maintain a Gulf-wide presence. In addition, there are many smaller operators that compete on a local basis or for single projects or jobs.

UNION REPRESENTATION

  On August 6, 1997, the domestic pilots at OLOG voted to become members of the Office and Professional Employees International Union ("OPEIU"). As of March 27, 1998, OLOG has not begun negotiations with the OPEIU. During the nine months ended December 31, 1997, $85.3 million of operating revenues were from OLOG's domestic operations. In January 1998, the National Mediation Board ("NMB") set aside the September 4, 1997, election in which the pilots for OLOG's principal competitor elected not to be represented by the Union. The NMB has called another election to be completed in late March 1998. In January 1998, the OPEIU petitioned the NMB to organize OLOG's mechanics. Certain objections to this petition have been filed and the date of a possible election has not been established. Similar efforts may also be taking place at some of OLOG's competitors. The Company does not believe that the result of these organizing efforts will place the Company at a competitive disadvantage with its competitors as management believes that pay scales and work rules will continue to be similar throughout the industry.

INDUSTRY HAZARDS AND INSURANCE

  Hazards, such as adverse weather and marine conditions, crashes, collisions, and fires are inherent in the offshore transportation and supply industry, and may result in losses of equipment, revenues or death of personnel. The Company maintains hull and liability insurance which generally insures the Company against certain legal liabilities to others, as well as to damage to its aircraft. It is also the Company's policy to carry insurance for, or require its customers to provide indemnification against, expropriation, war risk, and confiscation of its helicopters employed in international operations. There is no assurance that in the future the Company will be able to maintain its existing coverage or that the premiums therefore will not increase substantially.

  GPM's operations are subject to the normal risks associated with working on oil and gas production facilities. These risks could result in damage to or loss of property and injury to or death of personnel. GPM carries normal business insurance including general liability, worker's compensation, automobile liability and property and casualty insurance coverages.

GOVERNMENT REGULATION

  United States. As a commercial operator of small aircraft, Air Log is subject to regulations pursuant to the Federal Aviation Act of 1958, as amended, and other statutes. Air Log carries persons and property in its helicopters pursuant to an Air Taxi Certificate granted by the Federal Aviation Administration ("FAA").

  The FAA regulates the flight operations of Air Log, and in this respect, exercises jurisdiction over personnel, aircraft, ground facilities, and certain technical aspects of its operations. The National Transportation Safety Board is authorized to investigate aircraft and to recommend improved safety standards. Air Log is also subject to the Communications Act of 1934 because of the use of radio facilities in its operations.

  Under the Federal Aviation Act, it is unlawful to operate certain aircraft for hire within the United States unless such aircraft are registered with the FAA and the operator of such aircraft has been issued an operating certificate by the FAA. As a general rule, aircraft may be registered under the Federal Aviation Act only if the aircraft is owned or controlled by one or more citizens of the United States, and an operating certificate may be granted only to a citizen of the United States. For the purposes of these requirements, a corporation is deemed to be a citizen of the United States only if, among other things, at least 75% of the voting interest therein is owned or controlled by United States citizens. In the event that persons other than United States citizens should come to own or control more than 25% of the voting interest in the Company, the Company has been advised that the Company's aircraft may be subject to deregistration under the Federal Aviation Act and loss of the privilege of operating within the United States. At March 31, 1997, the Company had 2,267,745 common shares held by persons with foreign addresses representing approximately 10.8% of the 21,081,133 common shares outstanding.

  The Company's domestic operations are subject to federal, state, and local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. To date, such laws and regulations have not had a material adverse effect on the Company's business or financial condition. Increased public awareness and concern over the environment, however, may result in future changes in the regulation of the oil and gas industry, which in turn could adversely affect the Company. See "Business--Other Matters--Legal Proceedings."

  United Kingdom. As a commercial operator of aircraft, Bristow is subject to the Licensing of Air Carriers Regulations 1992, and Regulations made under the Civil Aviation Act 1992 and other statutes. Bristow carries persons and property in its helicopters pursuant to an operating license issued by the Civil Aviation Authority ("CAA").

  The CAA regulates the flight operations of Bristow, and in this respect, exercises jurisdiction over personnel, aircraft, ground facilities, and certain technical aspects of Bristow's operations. Accident investigations are carried out by the Accident Investigation Branch of the Department of Transport. The CAA often imposes improved safety standards on the basis of a report of the Inspector.

  Under the Licensing of Air Carriers Regulations 1992, it is unlawful to operate certain aircraft for hire within the United Kingdom unless such aircraft are approved by the CAA. The holder of an operating license must meet the ownership and control requirements of Council Regulation 2407/92 (i.e.-- the entity that operates under the license must be owned directly or through majority ownership by United Kingdom or European Economic Area nationals and must at all times be effectively controlled by them).

  Bristow's operations are subject to local laws and regulations controlling the discharge of materials into the environment or otherwise relating to the protection of the environment. To date, such laws and regulations have not had a material adverse effect on Bristow's business or financial condition. Increased public awareness and concern over the environment, however, may result in future changes in the regulation of the oil and gas industry.

  International. The Company's operations other than in the United States and the United Kingdom are subject to local governmental regulations and to uncertainties of economic and political conditions in those areas. Because of the impact of local laws, these operations are conducted primarily through entities (including joint ventures) in which local citizens own interests and Air Log or Bristow holds only a minority interest, or pursuant to arrangements under which the Company operates assets or conducts operations under contracts with local entities. There can be no assurance that there will not be changes in local laws, regulations or administrative requirements, or the interpretation thereof, any of which could have a material adverse effect on the business or financial condition of the Company or on its ability to continue operations in certain regions.

FRAUDULENT TRANSFER CONSIDERATIONS

  Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer or conveyance law, if a Guarantor, at the time it incurred the Subsidiary Guarantee, (a) incurred such indebtedness with the intent to hinder, delay or defraud creditors, or (b)(i) received less than reasonably equivalent value or fair consideration and
(ii)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could void, in whole or in part, such Subsidiary Guarantee or, in the alternative, subordinate such Subsidiary Guarantee to existing and future indebtedness of such Guarantor. Among other things, a legal challenge of the Subsidiary Guarantees issued by any Guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Company of the Notes. To the extent the Subsidiary Guarantee was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim against such Guarantor and would be creditors solely of the Company and any Guarantor whose Subsidiary Guarantees were not voided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Subsidiary Guarantee would be subject to the prior payment of all liabilities of such Guarantor. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any avoided portions of any of the Subsidiary Guarantees.

  The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, a Guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts become absolute and matured. The Company believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer or conveyance laws, the Subsidiary Guarantees will be issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith, and that the Guarantors will receive reasonably equivalent value or fair consideration therefor, and that after the issuance of the Subsidiary Guarantees and the application of the net proceeds therefrom, the Guarantors will be solvent, have sufficient capital for carrying on their businesses and will be able to pay their debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company.

ABSENCE OF A PUBLIC MARKET FOR THE NOTES

  The New Notes are a new issue of securities for which there currently is no public market. The Company does not intend to list the New Notes on any securities exchange. Although the Initial Purchaser has informed the Company that it intends to make a market in the New Notes, the Initial Purchaser is not obligated to make a market in the New Notes and any market making may be discontinued at any time at the sole discretion of the Initial Purchaser. If a market develops for the New Notes, there can be no assurance as to the liquidity of such market, the ability of holders to sell their New Notes or the prices at which holders would be able to sell the New Notes. If a market for the New Notes does develop, the New Notes may trade at a discount to their principal amount, depending on prevailing interest rates, the market for similar securities, the performance of the Company, the performance of the oil and gas industry and other factors. Pursuant to the Registration Rights Agreement, the Company is required to commence the Exchange Offer for the New Notes or file the Shelf Registration Statement covering resales of the New Notes within specified time periods.

FORWARD LOOKING STATEMENTS

  This Prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements included herein other than statements of historical fact are forward-looking statements. Such forward-looking statements include, without limitation, the statements herein, or incorporated by reference herein, regarding the timing of future events regarding the Company's operations, the statements under the captions "Summary," "Risk Factors," Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" herein or incorporated by reference herein regarding, without limitation, the ability of the Company to react to market conditions, outsourcing and cost structure and the market for production management operations, the effect of the Company's pilots electing to be represented by a union, the Company's potential liability for environmental claims, concentration and globalization of the helicopter industry, restructuring of the oil and gas industry, increased levels of activity and their effects on the Company's future prospects and the Company's anticipated future financial position and cash requirements.

  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") may include, but are not limited to, demand for Company services, worldwide activity levels in oil and natural gas exploration, development and production, fluctuations in oil and natural gas prices, unionization and the response thereto of the Company's customers, currency fluctuations, and international political conditions. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange a like principal amount of Old Notes, the terms of which are identical in all material respects to the New Notes. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any change in capitalization of the Company. The Company used all the net proceeds of the Original Offering (approximately $97.2 million) to repay certain indebtedness of Bristow ($66.7 million) and to replace general corporate funds used to repay certain indebtedness of Bristow in October 1997 ($18.7 million). The Company intends to use the remaining net proceeds for general corporate purposes.

                                CAPITALIZATION

  The following table sets forth the consolidated unaudited cash and cash equivalents, current portion of long-term debt and capitalization of the Company as of December 31, 1997, and as adjusted to reflect the sale of the Old Notes and the application of the net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere herein or incorporated by reference into this Prospectus.

                                                           DECEMBER 31, 1997
                                                          ---------------------
                                                           ACTUAL   AS ADJUSTED
                                                          --------  -----------
                                                             (IN THOUSANDS)
Cash and cash equivalents................................ $ 22,631   $ 51,154
                                                          ========   ========
Current portion of long-term debt........................ $  6,112   $  6,112
                                                          ========   ========
Long-term debt (less current maturities):
 7 7/8% Senior Notes due 2008............................ $     --   $100,000
 6% Convertible Subordinated Notes due 2003..............   98,000     98,000
 7.9% Term loan..........................................   18,645     18,645
 Bristow debt............................................  104,212     37,513
                                                          --------   --------
    Total long-term debt.................................  220,857    254,158
                                                          --------   --------
Stockholders' equity:
  Common Stock, $.01 par value, authorized 35,000,000
   shares; outstanding 21,854,921 at December 31, 1997
   (exclusive of 517,550 treasury shares)(1).............      219        219
  Additional paid in capital.............................  123,061    123,061
  Retained earnings......................................  143,455    143,455
  Cumulative translation adjustment......................     (112)      (112)
                                                          --------   --------
    Total stockholders' equity...........................  266,623    266,623
                                                          --------   --------
    Total capitalization................................. $487,480   $520,781
                                                          ========   ========

--------
(1) Excludes 690,500 shares of Common Stock reserved for issuance upon exercise of employee and director stock options outstanding at December 31, 1997 and 4,286,964 shares reserved for issuance upon conversion of the 6% Convertible Subordinated Notes due 2003 (the "Convertible Notes").

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

  The following table sets forth selected consolidated financial data for the dates and periods indicated. The financial information for each of the years ended June 30, 1993, 1994, 1995 and 1996 and the transition period ended
March 31, 1997 and as of June 30, 1994, 1995 and 1996 and March 31, 1997 is
derived from the Company's audited consolidated financial statements and notes thereto. The selected consolidated financial data as of December 31, 1996 and 1997 and for the nine month periods then ended are derived from the unaudited consolidated statements of the Company for such periods. In the opinion of management, the unaudited financial statements of the Company reflect all adjustments (consisting of only normal recurring adjustments) necessary for fair presentation of the financial condition and results of operations for these periods. This information should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in the Company's Annual Report on Form 10-K for the transition period from July 1, 1996 to March 31, 1997 and the Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 incorporated by reference into this Prospectus.

                                                                                  NINE MONTHS ENDED
                                  YEAR ENDED JUNE 30,                               DECEMBER 31,
                          ------------------------------------  NINE MONTHS ENDED ------------------
                            1993     1994     1995      1996     MARCH 31, 1997     1996      1997
                          -------- -------- --------  --------  ----------------- --------  --------
                                    (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE AMOUNTS)
STATEMENT OF INCOME
 DATA:
Gross Revenue:
 Operating revenue......  $ 80,201 $ 91,666 $118,336  $117,289      $167,128      $104,088  $320,969
 Gain (loss) on disposal
  of equipment..........     1,675    3,018      586      (446)        1,222           392      (473)
                          -------- -------- --------  --------      --------      --------  --------
                            81,876   94,684  118,922   116,843       168,350       104,480   320,496
                          -------- -------- --------  --------      --------      --------  --------
Operating Expenses:
 Direct cost............    50,610   59,617   80,708    85,693       119,106        73,164   233,903
 Depreciation and
  amortization..........     6,542    7,519    9,200     8,549        12,624         7,439    24,401
 General and
  administrative........     5,461    6,576    8,745     9,235        11,406         7,479    20,517
                          -------- -------- --------  --------      --------      --------  --------
                            62,613   73,712   98,653   103,477       143,136        88,082   278,821
                          -------- -------- --------  --------      --------      --------  --------
Operating income........    19,263   20,972   20,269    13,366        25,214        16,398    41,675
Earnings from
 unconsolidated
 entities...............     2,247    2,020    4,050     4,056         2,602         3,374     5,006
Interest income.........     1,443    1,771    2,947     4,025         3,300         3,373     2,151
Interest expense........     1,501    1,138      569       300         5,528           810    15,584
                          -------- -------- --------  --------      --------      --------  --------
Income From Continuing
 Operations Before
 Provision for Income
 Taxes and Extraordinary
 Item...................    21,452   23,625   26,697    21,147        25,588        22,335    33,248
Provision for income
 taxes..................     5,409    6,378    7,735     6,123         7,675         6,965     9,973
Minority interest
 expense................        --       --       --        --          (288)          (34)     (760)
                          -------- -------- --------  --------      --------      --------  --------
Income from Continuing
 Operations Before
 Extraordinary Item.....    16,043   17,247   18,962    15,024        17,625        15,336    22,515
Discontinued operations.        --       --     (512)      252          (393)          178       154
                          -------- -------- --------  --------      --------      --------  --------
Income Before
 Extraordinary Item.....    16,043   17,247   18,450    15,276        17,232        15,514    22,669
 Extraordinary Item, Net
  of Income Taxes.......     1,012       --       --        --            --            --        --
                          -------- -------- --------  --------      --------      --------  --------
Net income..............  $ 17,055 $ 17,247 $ 18,450  $ 15,276      $ 17,232      $ 15,514  $ 22,669
                          ======== ======== ========  ========      ========      ========  ========
Earnings per common
 share:
Basic:
 Continuing operations
  before extraordinary
  item..................  $   0.91 $   0.98 $   1.00  $   0.77      $   0.88      $   0.78  $   1.06
 Discontinued
  operations............        --       --    (0.03)     0.01         (0.02)         0.01        --
 Extraordinary item.....       .06       --       --        --            --            --        --
                          -------- -------- --------  --------      --------      --------  --------
 Net income per common
  share.................  $   0.97 $   0.98 $   0.97  $   0.78      $   0.86      $  $0.79  $   1.06
                          ======== ======== ========  ========      ========      ========  ========
Diluted:
 Continuing operations
  before extraordinary
  item..................  $   0.90 $   0.96 $   0.98  $   0.76      $   0.85      $   0.77  $   0.99
 Discontinued
  operations............        --       --    (0.02)     0.01         (0.02)         0.01        --
 Extraordinary item.....       .06       --       --        --            --            --        --
                          -------- -------- --------  --------      --------      --------  --------
 Net income per common
  share.................  $   0.96 $   0.96 $   0.96  $   0.77      $   0.83      $   0.78  $   0.99
                          ======== ======== ========  ========      ========      ========  ========

                                                                                   NINE MONTHS ENDED
                                 YEAR ENDED JUNE 30,                                 DECEMBER 31,
                         --------------------------------------  NINE MONTHS ENDED ------------------
                           1993      1994      1995      1996     MARCH 31, 1997     1996      1997
                         --------  --------  --------  --------  ----------------- --------  --------
OTHER FINANCIAL DATA
 (UNAUDITED):
 EBITDA(1).............. $ 28,052  $ 30,511  $ 33,519  $ 25,971      $ 40,440      $ 27,211  $ 71,082
 Capital expenditures...    4,291    11,510     3,208    12,535        10,106         4,290    59,260
 Ratio of EBITDA to
  interest expense(1)...     18.7x     26.8x     58.9x     86.6x          7.3x         33.6x      4.6x
 Ratio of earnings to
  fixed charges(2)......     15.3x     21.8x     47.9x     71.5x          5.6x         28.6x      3.2x
 Ratio of debt to
  EBITDA................       .5x       .2x       .2x       .2x          6.2x          9.2x      3.2x
BALANCE SHEET DATA (END
 OF PERIOD):
 Cash, cash equivalents
  and investment in
  marketable securities. $ 46,941  $ 47,175  $ 67,879  $ 76,906      $ 29,829      $ 26,692  $ 22,631
 Property, plant and
  equipment, net........   70,432    73,917    67,163    71,741       436,382       450,661   464,488
 Total assets...........  164,231   174,245   217,983   230,741       674,213       665,508   684,492
 Total long-term debt...    9,322     2,000        --        --       199,631       205,401   220,857
 Total stockholders'
  equity................  123,919   141,567   183,851   199,683       234,906       236,911   266,623

--------
(1) EBITDA means earnings from continuing operations before extraordinary item, interest, taxes, depreciation and amortization excluding minority interest and including earnings from unconsolidated entities which are accounted for on the cost method. EBITDA is commonly used by debt holders and financial statement users as a measurement to determine the ability of an entity to meet its interest obligations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles ("GAAP") and is not intended to be used in lieu of GAAP presentations of results of operations and cash provided by operating activities.
(2) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income from continuing operations before extraordinary item, and provision for income taxes plus interest expense; and fixed charges consist of interest expense.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT

  The Old Notes were sold by the Company on January 27, 1998 to the Initial Purchaser in a private transaction not subject to the registration requirements of the Securities Act. The Initial Purchaser offered and sold the Old Notes only (i) to "qualified institutional buyers" (as defined in Rule
144A) in compliance with Rule 144A and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to their purchase of Old Notes, delivered to the Initial Purchaser a letter containing certain representations and agreements. In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires that the Company and the Guarantors conduct the Exchange Offer. The Registration Rights Agreement further provides that the Company and the Guarantors must use their reasonable best efforts to (i) cause the Exchange Offer Registration Statement to be declared effective on or before the 120th day after the date on which the Old Notes were originally issued under the Indenture (the "Closing Date") and (ii) consummate the Exchange Offer on or before the 180th day after the Closing Date. Except as provided below, upon the completion of the Exchange Offer, the Company's obligation with respect to the registration of the Old Notes and the New Notes will terminate. The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference thereto. Copies of the Registration Rights Agreement are available as set forth under "Description of the Notes--Additional Information." As a result of the filing and the effectiveness of the Exchange Offer Registration Statement, certain Liquidated Damages provided for in the Registration Rights Agreement will not become payable by the Company. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), certain holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon completion of the Exchange Offer.

  In order to participate in the Exchange Offer, a holder must represent to the Company, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) such holder is not an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of the Company. Pursuant to the Registration Rights Agreement, the Company is required to file a Shelf Registration Statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes (and cause such shelf registration statement to be declared effective by the Commission and keep it continuously effective, supplemented and amended for prescribed periods) if
(i) the Company is not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, or
(ii) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer (A) that such holder is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that such holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement would not be available for such resale by such holder. Other than as set forth in this paragraph, no holder will have the right to participate in the Shelf Registration Statement nor otherwise to require that the Company register such holder's shares of Old Notes under the Securities Act. See "Description of the Notes--Registration Rights; Liquidated Damages."

  The Company has not requested, and does not intend to request, an interpretation by the staff of the Commission with respect to whether the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties unrelated to the Company and the Guarantors, the Company and the Guarantors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder or such other person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of such holder's business, (ii) such holder is not engaging in and does not intend to engage in a distribution of the New Notes, and (iii) such holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes. Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretation by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liabilities under the Securities Act for which the holder is not indemnified by the Company. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of one year after the effective date of the Exchange Offer Registration Statement, it will make the Prospectus available to any broker-dealer for use in connection with any such resale.

  The Exchange Offer is not being made to, nor will the Company accept surrenders for exchange from, holders of Old Notes in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on whether to participate in the Exchange Offer.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and interest thereon will continue to accrue. Following the completion of the Exchange Offer (except as set forth above in the second paragraph under "--Purpose and Effect"), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

 General

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

  The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes except that (i) the New Notes are being registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (ii) holders of the New Notes, other than certain broker-dealers, will not be entitled to the rights of holders of the Transfer Restricted Securities under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes, will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued and will be treated as a single class thereunder with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principle amount of Old Notes being tendered for exchange.

  As of March   , 1998, the Old Notes representing $100,000,000 aggregate
principal amount were outstanding and there were      registered holders. This
Prospectus, together with the Letter of Transmittal, is being sent to such registered holders and to others believed to have beneficial interests in the Old Notes. Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of the State of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

  As of the date of this Prospectus, $100,000,000 aggregate principal amount of Old Notes are issued and outstanding. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages Market (PORTAL), the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A.

  The Company will be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company and delivering the New Notes to such holders. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

 Expiration Date; Extensions; Amendments

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
             , 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, the Company will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Exchange Offer, all Old Notes previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer. The date of the exchange of the New Notes for Old Notes will be the first Nasdaq National Market ("NNM") trading day following the Expiration Date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "--Conditions to the Exchange Offer" have not been satisfied and have not been waived by the Company, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders. If the Exchange Offer is amended in any manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such period.

 Interest on the New Notes

  The New Notes will bear interest payable semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1998. Holders of record of New Notes on July 1, 1998 will receive interest on July 15, 1998 from the date of issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, January 27, 1998, to the date of exchange thereof. Consequently, assuming the Exchange Offer is consummated prior to the record date in respect of the July 15, 1998 interest payment for the Old Notes, holders who exchange their Old Notes for New Notes will receive the same interest payment on July 15, 1998 that they would have received had they not accepted the Exchange Offer. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

 Procedures for Tendering Old Notes

  The tender to the Company of Old Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. A holder of the Old Notes may tender such Old Notes by (i) properly completing, signing and dating a Letter of Transmittal or a facsimile thereof (all references in this Prospectus to a Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with any corresponding certificate or certificates representing the Old Notes being tendered (if in certificated form) and any required signature guarantees, to the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date (or complying with the procedure for book-entry transfer described below), or (ii) complying with the guaranteed delivery procedures described below.

  If tendered Old Notes are registered in the name of the signer of the Letter of Transmittal and the New Notes to be issued in exchange therefor are to be issued (and any untendered Old Notes are to be reissued) in the name of the registered holder (which term, for the purposes described herein, shall include any participant in DTC (also referred to as a book-entry facility) whose name appears on a security listing as the owner of Old Notes), the signature of such signer need not be guaranteed. In any other case, the tendered Old Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Company and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of or a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution"). If the New Notes or Old Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Old Notes, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

  THE METHOD OF DELIVERY OF OLD NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. ONLY HOLDERS OF OLD NOTES MAY TENDER SUCH OLD NOTES IN THE EXCHANGE OFFER. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  The Company understands that the Exchange Agent has confirmed with DTC that any financial institution that is a participant in DTC's system may utilize DTC's Automated Tender Offer Program ("ATOP") to tender Old Notes. The Company further understands that the Exchange Agent will request, within two business days after the date the Exchange Offer commences, that DTC establish an account with respect to the Old Notes for the purpose of facilitating the Exchange Offer, and any participant may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for transfer. However, the exchange of the Old Notes so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such book-entry transfer and timely receipt by the Exchange Agent of an Agent's Message (as defined in the next sentence), and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Old Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant.

  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect from an Eligible Institution is received by the Exchange Agent. Issuances of New Notes in exchange for Old Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect by an Eligible Institution will be made only against submission of a duly signed Letter of Transmittal (and any other required documents) and deposit of the tendered Old Notes.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by the Company, in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent, nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at DTC, a properly completed and duly executed Letter of Transmittal (or, with respect to DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering Holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where the Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

 Guaranteed Delivery Procedures

  If the holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Old Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office, on or prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the name(s) in which the Old Notes are registered and the certificate number(s) of the Old Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that, within three NNM trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, such Old Notes, in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Old Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent.

 Terms and Conditions of the Letter of Transmittal

  The Letter of Transmittal contains, among other things, certain terms and conditions which are summarized below and are part of the Exchange Offer.

  Each holder who participates in the Exchange Offer will be required to represent that any New Notes received by it will be acquired in the ordinary course of its business, that such holder is not participating in, and has no arrangement with any person to participate in, the distribution (within the meaning of the Securities Act) of the New Notes, and that such holder is not an affiliate of the Company.

  Old Notes tendered in exchange for New Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at
DTC) must be received by the Exchange Agent, with the Letter of Transmittal and any other required documents, by the Expiration Date or within the time periods set forth above pursuant to a Notice of Guaranteed Delivery from an Eligible Institution. Each holder tendering the Old Notes for exchange sells, assigns and transfers the Old Notes to the Exchange Agent, as agent of the Company, and irrevocably constitutes and appoints the Exchange Agent as the holder's agent and attorney-in-fact to cause the Old Notes to be transferred and exchanged. The holder warrants that it has full power and authority to tender, exchange, sell, assign and transfer the Old Notes and to acquire the New Notes issuable upon the exchange of such tendered Old Notes, that the Exchange Agent, as agent of the Company, will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Notes tendered for exchange are not subject to any adverse claims when accepted by the

Exchange Agent, as agent of the Company. The holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes. All authority conferred or agreed to be conferred in the Letter of Transmittal by the holder will survive the death, incapacity or dissolution of the holder and any obligation of the holder shall be binding upon the heirs, personal representatives, successors and assigns of such holder.

 Withdrawal Rights

  Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date unless previously accepted for exchange.

  To withdraw a tender of Old Notes in the Exchange Offer, a written, facsimile or (for DTC participation) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) contain a statement that such holder is withdrawing its election to have such Old Notes exchanged, (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes in the name of the person withdrawing the tender, and (v) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly returned. Any Old Notes which have been tendered but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures (described above) under "--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provision of the Exchange Offer, the Company will not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, the Company determines that the Exchange Offer violates applicable law or Commission policy.

  If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the Expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of time, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period. Holders of Old Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "Description of the Notes--Registration Rights; Liquidated Damages."

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for, any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part of the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event the Company is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                         For Information by Telephone:

                                 (   )

                                      or

                                 (   )

  By Registered or Certified Mail:            By Hand or Overnight Delivery
                                                        Service:


_____________________________________
      Corporate Trust Services            _____________________________________
_____________________________________           Corporate Trust Services
_____________________________________     _____________________________________
                                          _____________________________________

          By Facsimile Transmission (for Eligible Institutions only):

                                 (   )

                            (Facsimile Confirmation)
                                 (   )

                                      or

                                 (   )

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitations may be made by telecopy, telephone or in person by officers and regular employees of the Company. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders. The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

  The estimated cash expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent, accounting, legal and related fees and expenses, will be paid by the Company.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Old Notes were issued pursuant to an Indenture dated January 27, 1998 among the Company, the initial Guarantors (as defined below) and State Street Bank and Trust Company, as trustee (the "Trustee"). The New Notes will be issued under the Indenture, which will be qualified under the Trust Indenture Act, upon the effectiveness of the Registration Statement of which this Prospectus forms a part. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes will be subject to all such terms, and prospective investors are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete. Copies of the Indenture and the Registration Rights Agreement are available as set forth under "--Additional Information." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." As used in this "Description of the Notes," the "Company" means Offshore Logistics, Inc., but not any of its subsidiaries.

  The Notes will be general unsecured obligations of the Company, ranking pari passu in right of payment with all other future senior indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will be unconditionally guaranteed on a senior unsecured basis by certain of the Company's present and future Significant Subsidiaries; provided, however, that initially neither Bristow nor any of its Subsidiaries will guarantee the Notes. As a consequence, the Notes will be structurally subordinated to all existing and future indebtedness of Bristow and its Subsidiaries. As of December 31, 1997, after giving pro forma effect to the Original Offering and the use of proceeds therefrom, the Notes would have been effectively subordinated to approximately $43.6 million of indebtedness of Bristow and its Subsidiaries and to an additional $18.6 million of indebtedness of a foreign subsidiary of OLOG that also will not guarantee the Notes (excluding indebtedness owed to the Company). See "Risk Factors--Ranking of the Notes; Effective Subordination," "Use of Proceeds" and "Capitalization."

  The Indenture provides for the issuance of up to $100.0 million of Old Notes in connection with the Original Offering and an equal aggregate principal amount of New Notes that may be issued in exchange for Old Notes pursuant to the Exchange Offer. The Indenture also provides the Company the flexibility of issuing additional Notes in the future in an unlimited amount; however, any issuance of such additional Notes would be subject to the covenant described in the first paragraph under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." The Old Notes, the New Notes and any such additional Notes are collectively referred to as the "Notes" in this "Description of the Notes."

  Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

  As of the date of the Indenture, Bristow and all of the Company's principal Subsidiaries are Restricted Subsidiaries. Under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The New Notes will be limited in aggregate principal amount to $100.0 million and will mature on January 15, 2008. Interest on the Notes will accrue at the rate of 7 7/8% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 1998, to holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Old Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose in New York, New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to holders of the Notes at their respective addresses set forth in the register of holders; provided, however, that all payments with respect to Notes the holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York, New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's present active domestic and certain future Subsidiaries (the "Guarantors"). Initially neither Bristow nor its Subsidiaries will be Guarantors. In the circumstances described under "--Certain Covenants--Additional Subsidiary Guarantees," the Indenture requires that Bristow and its Restricted Subsidiaries execute Subsidiary Guarantees. The obligations of each Guarantor under its Subsidiary Guarantee will be a general unsecured obligation of such Guarantor, ranking pari passu in right of payment with all other current or future senior indebtedness of such Guarantor and senior in right of payment to any subordinated indebtedness, if any, incurred by such Guarantor in the future.

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall execute a Guarantee and deliver an Opinion of Counsel in accordance with the terms of the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction), equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Consolidated Interest Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described below the caption "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock."

  The Indenture provides that, in the event of a sale or other disposition (including by way of merger or consolidation) of all or substantially all of the assets or all of the Capital Stock of any Guarantor (or at least a majority of the Capital Stock of any Guarantor that is primarily engaged in the production management services business), then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee; provided, however, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "-- Repurchase at the Option of Holders--Asset Sales." In addition, the Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

OPTIONAL REDEMPTION

  The Notes will not be redeemable at the Company's option prior to January 15, 2003. Thereafter, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the 12 month period beginning on January 15 of the years indicated below:

        YEAR                                              PERCENTAGE
        ----                                              ----------
        2003.............................................  103.938%
        2004.............................................  102.953
        2005.............................................  101.969
        2006.............................................  100.984
        2007 and thereafter..............................  100.000

  Notwithstanding the foregoing, on or prior to January 22, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at a redemption price of 107 7/8% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings, provided that (a) at least 65% of the aggregate principal amount of Notes originally issued remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 60 days of the date of the closing of each such Qualified Equity Offering.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  The Indenture provides that, upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each holder of Notes and the Trustee describing the transaction that constitutes the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control.

  On or before the Change of Control Payment Date, the Company will, to the extent lawful, (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. In addition, the Company could enter into certain transactions, including acquisitions, refinancing or other recapitalizations, that could affect the Company's capital structure or the value of the Notes, but that would not constitute a Change of Control. The occurrence of a Change of Control may result in a default under the Credit Facilities and give the lenders thereunder the right to require the Company to repay all outstanding obligations thereunder. The Company's ability to repurchase Notes following a Change of Control may also be limited by the Company's then existing financial resources.

  The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  A "Change of Control" will be deemed to have occurred upon the occurrence of any of the following: (a) the sale, lease, transfer, conveyance or other disposition (other than by merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, (b) the adoption of a plan relating to the liquidation or dissolution of the Company, (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)
(3) of the Exchange Act) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Company or (d) the first day on which more than a majority of the members of the Board of Directors are not Continuing Directors; provided, however, that a transaction in which the Company becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (i) the stockholders of the Company immediately prior to such transaction "beneficially own" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of the Company immediately following the consummation of such transaction and (ii) immediately following the consummation of such transaction, no "person" (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), "beneficially owns" (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding voting stock of the Company.

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of original issuance of the Notes or (b) was nominated for election to the Board of Directors with the approval of, or whose election to the Board of Directors was ratified by, at least two-thirds of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (b) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, that the amount of (i) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (ii) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted within ten business days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision.

  Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply such Net Proceeds to
(a) permanently repay the principal of any Indebtedness of the Company ranking in right of payment at least pari passu with the Notes or any Indebtedness of Bristow or (b) to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) Productive Assets. Pending the final application of any such Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce outstanding revolving credit borrowings, including borrowings under the Credit Facility, or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."

  When the aggregate amount of Excess Proceeds exceeds $5.0 million (or the equivalent thereof in any other currency or currency units), the Company will be required to make an offer to all holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Notes that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes outstanding and the denominator of which is the aggregate principal amount of Notes outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount that the Company is required to repurchase, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any such payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); (b) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company); (c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at Stated Maturity; or (d) make any Restricted Investment (all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

    (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

    (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (iii) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (b), (c), (d) and (f), but including, without duplication, Restricted Payments permitted by clauses (a) and (e), of the next succeeding paragraph), is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
  (B) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the date of the Indenture of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than any such Equity Interests, Disqualified Stock or convertible debt securities sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (C) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (D) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Company's Investments in such Restricted Subsidiary and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (E) $10.0 million.

  The foregoing provisions will not prohibit any of the following: (a) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with the provisions of the Indenture; (b) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (iii) (B) of the preceding paragraph; (c) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness; (d) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the Company or any of its Wholly Owned Restricted Subsidiaries; (e) so long as no Default or Event of Default shall have occurred and be continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any employee of the Company's or any of its Restricted Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 (or the equivalent thereof in any other currency or currency unit) in any calendar year and (f) the acquisition of Equity Interests by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in the manner contemplated by the definition of the term "fair market value," and the results of such determination shall be evidenced by an Officers' Certificate delivered to the Trustee. Not later than five business days following the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur" or an "incurrence") any Indebtedness and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company and its Restricted Subsidiaries may incur Indebtedness, and the Company may issue Disqualified Stock, if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness or Disqualified Stock had been issued or incurred at the beginning of such four-quarter period.

  The foregoing provisions will not apply to:

    (a) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness under the Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed $50.0 million (or the equivalent thereof in any other currency or currency unit), plus any fees, premiums, expenses (including costs of collection), indemnities and similar amounts payable in connection with such Indebtedness, and less any amounts repaid permanently in accordance with the covenant described under the caption "-- Repurchase at the Option of Holders--Asset Sales";

    (b) the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

    (c) the incurrence by the Company and its Restricted Subsidiaries of Hedging Obligations;

    (d) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness represented by the Offered Notes, the Exchange Notes, the Subsidiary Guarantees and the Indenture;

    (e) the incurrence of intercompany Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries, provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

    (f) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary thereof in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary thereof with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); and

    (g) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred (other than pursuant to clause (a) or (e) of this covenant).

  The Indenture also provides that the Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Subsidiary Guarantees of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company or such Restricted Subsidiary (if it is not also a Guarantor), unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantees are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Notes or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Notes or the Subsidiary Guarantees, as the case may be, with the same relative priority as such Indebtedness has with respect to the Notes or the Subsidiary Guarantees.

 Sale-and-Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale-and-leaseback transaction; provided, however, that the Company or any Restricted Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if (i) the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and
(b) incurred a Lien to secure such Indebtedness pursuant to the covenant described under the caption "--Liens," (ii) the gross cash proceeds of such sale-and-leaseback transaction are at least equal to the fair market value (as determined in accordance with the definition of such term, the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale-and-leaseback transaction and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

 Issuances and Sales of Capital Stock of Wholly Owned Restricted Subsidiaries

  The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Restricted Subsidiary of the Company to, transfer, convey, sell, or otherwise dispose of any Capital Stock of any Wholly Owned Restricted Subsidiary of the Company (other than any such Subsidiary that is primarily engaged in the production management services business) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), unless (a) such transfer, conveyance, sale, or other disposition is of all the Capital Stock of such Wholly Owned Restricted Subsidiary and (b) the Net Proceeds from such transfer, conveyance, sale, or other disposition are applied in accordance with the covenant described above under the caption "-- Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company, except, in the case of both clauses (i) and (ii) above, with respect to dispositions or issuances by a Wholly Owned Restricted Subsidiary of the Company as contemplated in clauses (a) and (b) of the definition of "Wholly Owned Restricted Subsidiary."

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of
(1) the Credit Facilities or Existing Indebtedness, each as in effect on the date of the Indenture, (2) the Indenture and the Notes, (3) applicable law,
(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (5) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired, (7) customary provisions in bona fide contracts for the sale of property or assets or (8) Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (1) and (2) above, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (a) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia, (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, (c) immediately after such transaction no Default or Event of Default exists and
(d) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if there is no such comparable transaction, on terms that are fair and reasonable to the Company or such Restricted Subsidiary, and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million (or the equivalent thereof in any other currency or currency unit), a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million (or the equivalent thereof in any other currency or currency unit), in each case other than any such transactions with an Affiliate engaged in the business of providing helicopter transportation services to the oil and gas industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors), an opinion as to the fairness to the Company or the relevant Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm that is, in the judgment of the Board of Directors, qualified to render such opinion and is independent with respect to the Company; provided, however, that the following shall be deemed not to be Affiliate Transactions: (A) any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary; (B) transactions between or among the Company and its Restricted Subsidiaries; (C) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture; (D) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $500,000 (or the equivalent thereof in any other currency or currency unit) outstanding at any one time;
(E) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions; (F) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary; and (G) the payment to Caledonia of Existing Indebtedness of Bristow.

 Additional Subsidiary Guarantees

  The Indenture provides that (a) if the Company or any of its Restricted Subsidiaries (except, so long as Bristow is not a Guarantor, either Bristow or any Subsidiary thereof) shall, after the date of the Indenture, acquire or create another Significant Subsidiary, or (b) if, after such date, (1) a Restricted Subsidiary (except, so long as Bristow is not a Guarantor, either Bristow or any Subsidiary thereof) shall provide a guarantee under a Credit Facility or incur any Funded Indebtedness, or (2) Bristow or any Restricted Subsidiary thereof shall incur any

Indebtedness (including any guarantee of Indebtedness of the Company) except Permitted Bristow Indebtedness, then such newly acquired or created Significant Subsidiary, in the case of clause (a) above, or such Restricted Subsidiary described in clause (b)(1) above or Bristow and all of its Restricted Subsidiaries, in the case of clause (b)(2) above, shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture.

 Reports

  Whether or not the Company is required to do so by the rules and regulations of the Commission, the Company will file with the Commission (unless the Commission will not accept such a filing) and, within 15 days of filing, or attempting to file, the same with the Commission, furnish to the holders of the Notes (a) all quarterly and annual financial and other information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (b) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, the Company and the Guarantors will furnish to the holders of the Notes, prospective purchasers of the Notes and securities analysts, upon their request, the information, if any, required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (a) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes; (b) default in payment when due of the principal of or premium, if any, on the Notes; (c) failure by the Company to comply with the provisions described under the caption "--Repurchase at the Option of Holders" or "--Certain Covenants--Merger, Consolidation, or Sale of Assets"; (d) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of the Indenture, which default (i) is caused by a failure to pay principal of or premium or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness, including any extension thereof (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of $5.0 million (or the equivalent thereof in any other currency or currency unit) and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequential acceleration of the Notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (f) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (or the equivalent thereof in any other currency or currency unit), which judgments are not paid, discharged or stayed for a period of 60 days; (g) failure by any Guarantor to perform any covenant set forth in its Subsidiary Guarantee, or the repudiation by any Guarantor of its obligations under its Subsidiary Guarantee or the unenforceability of any Subsidiary Guarantee against a Guarantor for any reason and (h) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary.

  If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. The holders of a majority in principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, premium or Liquidated Damages that have become due solely because of the acceleration) have been cured or waived. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of or interest or Liquidated Damages on the Notes.

  The Company will be required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company will be required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator, member, partner or stockholder or other owner of Capital Stock of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of the obligations of itself and the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance") except for (a) the rights of holders of outstanding Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. ln addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance"), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain other events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date, (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound, (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A holder of Notes may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered holder of a Note will be treated as the owner of it for all purposes, and all references to "holders" in this "Description of the Notes" are to registered holders unless otherwise indicated.

AMENDMENT AND WAIVER

  Except as provided below, the Indenture or the Notes may be amended with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder): (a) reduce the principal amount of Notes whose holders must consent to an amendment or waiver, (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (c) reduce the rate of or change the time for payment of interest on any Note, (d) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (e) make any Note payable in money other than that stated in the Notes, (f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Notes (except as permitted in clause (g) hereof), (g) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders"), (h) make any change in the ranking of the Notes relative to other Indebtedness of the Company or the Subsidiary Guarantees, in either case in a manner adverse to the holders, or (i) make any change in the foregoing amendment and waiver provisions.

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to secure the Notes pursuant to the requirements of the "Liens" covenant, to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, in each case as provided in the Indenture, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

  Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Indenture or the Notes, unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

  State Street Bank and Trust Company is also the trustee under the Convertible Notes Indenture. Pursuant to the Trust Indenture Act, should a default occur with respect to either the Convertible Notes or the Notes, State

Street Bank and Trust Company would be required to resign as trustee under one of the indentures within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.

GOVERNING LAW

  The Indenture, the Notes and the Subsidiary Guarantees provide that they are governed by the laws of the State of New York.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Offshore Logistics, Inc., 224 Rue de Jean, P.O. Box 5-C, Lafayette, Louisiana 70505, Attention:
Corporate Secretary.

FORM, DENOMINATION AND REGISTRATION

 Global Notes; Book Entry Form

  Except as set forth in the next paragraph, the Notes will be evidenced initially by one or more global notes (the "Global Note") which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, record ownership of the Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  Notes (i) originally purchased by or transferred to "foreign purchasers" or Institutional Accredited Investors who are not Qualified Institutional Buyers or (ii) held by Qualified Institutional Buyers who elect to take physical delivery of their certificates instead of holding their interests through the Global Note (and which are thus ineligible to trade through DTC) (collectively referred to herein as the "Non-Global Purchasers") will be issued in registered certificated form ("Certificated Notes"). Upon the transfer to a Qualified Institutional Buyer of any Certificated Note initially issued to a Non-Global Purchaser, such Certificated Note will, unless the transferee requests otherwise or the Global Note has previously been exchanged in whole for Certificated Notes as described below, be exchanged for an interest in the Global Note.

  Owners of beneficial interests in the Global Note may hold their interests in the Global Note directly through DTC if such person is a participant in DTC or indirectly through organizations that are participants in DTC (the "Participants"). Persons who are not Participants may beneficially own interests in the Global Note held by DTC only through Participants or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of the Global Note, Cede & Co. for all purposes will be considered the sole holder of the Global Note. Owners of beneficial interests in the Global Note will be entitled to have certificates registered in their names and to receive physical delivery of Certificated Notes.

  Payment of principal of and premium, interest and Liquidated Damages, if any, on the Global Note will be made to Cede & Co., the nominee for DTC, as registered owner of the Global Note, by wire transfer of immediately available funds on the applicable payment date. Neither of the Company nor the Trustee, nor any agent of either of them, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company has been informed by DTC that, with respect to any payment of principal of, or premium, interest or Liquidated Damages, if any, on the Global Note, DTC's practice is to credit Participants' accounts on the applicable payment date, with payments in amounts proportionate to their respective beneficial interests in the Notes represented by the Global Note as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in the Notes represented by the Global Note held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

  Transfers between Participants will be effected in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in the Global Note to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks and other parties, the ability of a person having a beneficial interest in the Notes represented by the Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

  Neither the Company nor the Transfer Agent, nor any agent of either of them, will have responsibility for the performance of DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including, without limitation, the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Note are credited, and only in respect of the Notes represented by the Global Note as to which such Participant or Participants has or have given such direction.

  DTC has also advised the Company that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchaser. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Participant, either directly or indirectly.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among Participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause Certificated Notes to be issued in exchange for the Global Notes.

 Certificated Notes

  Investors in the Notes may request that Certificated Notes be issued in exchange for Notes represented by the Global Note. Furthermore, Certificated Notes may be issued in exchange for Notes represented by the Global Note if no successor depositary is appointed by the Company as set forth above.

  Unless determined otherwise by the Company in accordance with applicable law, Certificated Notes issued upon transfer or exchange of beneficial interests in Notes represented by the Global Note will bear a legend setting forth transfer restrictions under the Securities Act as set forth under "Notice to Investors." Any request for the transfer of Certificated Notes bearing the legend, or for removal of the legend from Certificated Notes, must be accompanied by satisfactory evidence, in the form of an opinion of counsel, that such transfer complies with the Securities Act or that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act, as the case may be.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

  Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to file the Exchange Offer Registration Statement with the Commission with respect to the Exchange Offer. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Old Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. If
(a) the Company and the Guarantors are not permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (b) any holder of Transfer Restricted Securities notifies the Company prior to the 20th day following consummation of the Exchange Offer that (i) it is prohibited by law or Commission policy from participating in the Exchange Offer or (ii) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not available for such resales, the Company will file with the Commission a Shelf Registration Statement to cover resales of the Old Notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company will use its reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (A) the date on which such Old Note has been exchanged by a person other than a broker-dealer for New Note in the Exchange Offer, (B) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (C) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (D) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or may be distributed to the public pursuant to Rule 144(k) under the Securities Act.

  The Registration Rights Agreement provides that (a) the Company will file an Exchange Offer Registration Statement with the Commission on or prior to 60 days after the date on which the Old Notes are originally issued under the Indenture (the "Closing Date"), (b) the Company will use its reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Closing Date, (c) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its reasonable best efforts to issue, on or prior to 180 days after the Closing Date, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (d) if obligated to file the Shelf Registration Statement, the Company will use its reasonable best efforts to file the Shelf Registration Statement with the Commission on or prior to 60 days after such filing obligation arises and to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 120 days after such obligation arises. If (i) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, (iii) the Company fails to consummate the Exchange Offer within 180 days of the Closing Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company will pay Liquidated Damages to each holder of Transfer Restricted Securities with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages with respect to Transfer Restricted Securities will be paid by the Company on each Damages Payment Date (as defined in the Registration Rights Agreement) to the Global Note holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

  Holders of Old Notes will be required to make certain customary representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Affiliate" of any specified Person means an "affiliate" of such Person, as such term is defined for purposes of Rule 144 under the Securities Act.

  "Asset Sale" means (a) the sale, lease, conveyance or other disposition (a "disposition") of any assets or rights (including, without limitation, by way of a sale and leaseback), excluding dispositions in the ordinary course of business (provided that the disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders--Change of Control" and the provisions described above under the caption "--Certain Covenants--Merger, Consolidation, or Sale of Assets" and not by the provisions of the Asset Sales covenant), (b) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Subsidiaries, and (c) any Event of Loss, whether, in the case of clause (a), (b) or (c), in a single transaction or a series of related transactions, provided that such transaction or series of transactions (i) has a fair market value in excess of $1.0 million (or the equivalent thereof in any other currency or currency unit) or (ii) results in the payment of net proceeds (including insurance proceeds from an Event of Loss) in excess of $3.0 million (or the equivalent thereof in any other currency or currency unit). Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (A) a disposition of obsolete or excess equipment or other assets; (B) a disposition of assets by the Company to a Wholly Owned Restricted Subsidiary or by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary; (C) a disposition of Equity Interests by a Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary;
(D) a Restricted Payment that is permitted by the Indenture or a Permitted Investment; (E) a disposition of assets by the Company or any of its Restricted Subsidiaries to a Person that is an Affiliate of the Company or such Restricted Subsidiary and is engaged in the business of providing helicopter transportation services to the oil and gas industry (or a business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors), which Person is an Affiliate solely because the Company or such Restricted Subsidiary has an Investment in such Person, provided that such transaction complies with the covenant described under the caption "--Certain Covenants--Transactions with Affiliates"; (F) any charter or lease of any equipment or other assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary thereof is the lessor, except any such charter or lease that provides for the acquisition of such assets by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such assets occurs; (G) any trade or exchange by the Company or any Restricted Subsidiary of equipment or other assets for equipment or other assets owned or held by another Person, provided that the fair market value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents) is reasonably equivalent to the fair market value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary and (H) a disposition (whether by way of merger, sale of assets, sale of Capital Stock or otherwise) of the Company's production management services business. The fair market value of any non-cash proceeds of a disposition of assets and of any assets referred to in the foregoing clause
(G) of this definition shall be determined in the manner contemplated in the definition of the term "fair market value," the results of which determination shall be set forth in an Officers' Certificate delivered to the Trustee.

  "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-lease-back transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (a) United States dollars, (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank organized under the laws of any country that is a member of the Organization for Economic Cooperation and Development having capital and surplus in excess of $500 million (or the equivalent thereof in any other currency or currency unit), (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above, (e) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services and in each case maturing within 270 days after the date of acquisition, (f) deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in clause (c) above, provided all such deposits do not exceed $3.0 million (or the equivalent thereof in any other currency or currency unit) in the aggregate at any one time, and (g) money market mutual funds substantially all of the assets of which are of the type described in the foregoing clauses (a) through (e).

  "Common Stock" means the Common Stock of the Company, par value $.01 per share.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted or excluded in calculating Consolidated Net Income for such period,
(a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (or any disposition described in clause (H) of the definition of Asset Sale), (b) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, (c) Consolidated Interest Expense of such Person and its Restricted Subsidiaries, and (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries, in each case, on a consolidated basis and determined in accordance with GAAP.

  "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Consolidated Interest Expense of such Person for such period; provided, however, that the Consolidated Interest Coverage Ratio shall be calculated giving pro forma effect to each of the following transactions as if each such transaction had occurred at the beginning of the applicable four-quarter reference period: (a) any incurrence, assumption, guarantee or redemption by the Company or any of its Restricted Subsidiaries of any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"); (b) any acquisition that has been made by the Company or any of its Restricted Subsidiaries, or approved and expected to be consummated within 30 days of the Calculation Date, including, in each case, through a merger or consolidation, and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (in which case Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (c) of the proviso set forth in the definition of Consolidated Net Income); and (c) any other transaction that may be given pro forma effect in accordance with Article 11 of Regulation S-X as in effect from time to time; provided further, however, that (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and
(ii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

  "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations but excluding amortization of debt issuance costs) and (b) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (a) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (b) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (d) the cumulative effect of a change in accounting principles shall be excluded.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (a) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (b) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (ii) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries and (iii) all unamortized debt discount and expense and unamortized deferred charges as of such date, in each case determined in accordance with GAAP.

  "Credit Facilities" means (a) the Restated and Amended Credit Agreement, dated as of January 31, 1997, by and between the Company and First National Bank of Lafayette and (b) the Credit Agreement, dated June 30, 1995, among Bristow Helicopter Group Limited and certain of its English Subsidiaries, the banks named therein and National Westminster Bank Plc, as Facility Agent and Security Trustee, in each case as amended, restated, modified, supplemented, extended, renewed, replaced, refinanced or restructured from time to time, whether by the same or any other agent or agents, lender or group of lenders, whether represented by one or more agreements and whether one or more Subsidiaries are added or removed as borrowers or guarantors thereunder or as parties thereto.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature or are redeemed or retired in full; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of the Indenture described under the caption "Repurchase at the Option of Holders--Change of Control" or "Repurchase at the Option of Holders--Asset Sales," as the case may be.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Event of Loss" means, with respect to any property or asset of the Company or any Restricted Subsidiary, (a) any damage to such property or asset that results in an insurance settlement with respect thereto on the basis of a total loss or a constructive or compromised total loss or (b) the confiscation, condemnation or requisition of title to such property or asset by any government or instrumentality or agency thereof. An Event of Loss shall be deemed to occur as of the date of the insurance settlement, confiscation, condemnation or requisition of title, as applicable.

  "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the date of the Indenture (including, in the case of Bristow and its Subsidiaries, any Indebtedness of Bristow and its Subsidiaries resulting from the refinancing of Indebtedness of Bristow and its Subsidiaries in existence on the date hereof that is completed prior to February 10, 1998), until such amounts are repaid.

  The term "fair market value" means, with respect to any asset or Investment, the fair market value of such asset or Investment at the time of the event requiring such determination, as determined in good faith by the

Board of Directors of the Company, or, with respect to any asset or Investment in excess of $5.0 million (other than cash or Cash Equivalents), as determined by a reputable appraisal firm that is, in the judgment of such Board of Directors, qualified to perform the task for which such firm has been engaged and independent with respect to the Company.

  "Funded Indebtedness" means any Indebtedness for money borrowed that by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of the incurrence of such Indebtedness.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and (c) any foreign currency futures contract, option or similar agreement or arrangement designed to protect such Person against fluctuations in foreign currency rates, in each case to the extent such obligations are incurred in the ordinary course of business of such Person.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest, and (b) the principal amount thereof, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments: (i) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (ii) Hedging Obligations and (iii) endorsements of negotiable instruments and documents in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants--Restricted Payments."

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement).

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any Asset Sale (including, without limitation, dispositions pursuant to sale-and-leaseback transactions) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (b) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (without duplication) (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, sales commissions, recording fees, title transfer fees, title insurance premiums, appraiser fees and costs incurred in connection with preparing such asset for sale) and any relocation expenses incurred as a result thereof, (b) taxes paid or estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (c) amounts required to be applied to the repayment of Indebtedness (other than under the Credit Facilities) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (d) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

  "Non-Recourse Debt" means Indebtedness (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or is otherwise directly or indirectly liable (as a guarantor or otherwise) or (ii) constitutes the lender, (b) no default with respect to which (including any rights the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) the holders of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and
(c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Pari Passu Indebtedness" means, with respect to any Net Proceeds from Asset Sales, Indebtedness of the Company and its Restricted Subsidiaries the terms of which require the Company or such Restricted Subsidiary to apply such Net Proceeds to offer to repurchase such Indebtedness.

  "Permitted Bristow Indebtedness" means (a) any Indebtedness incurred pursuant to clauses (a) through (f) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" and
(b) any additional Indebtedness in an aggregate principal amount not in excess of $10.0 million at any time outstanding.

  "Permitted Investments" means (a) any Investment in the Company or in a Wholly Owned Restricted Subsidiary of the Company, (b) any Investment in Cash Equivalents, (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment (i) such Person becomes a Wholly Owned Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Restricted Subsidiary of the Company, (d) any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales" or (ii) a disposition of assets that does not constitute an Asset Sale, and (e) Investments in a Person engaged principally in the business of providing helicopter transportation services to the oil and gas industry or businesses reasonably complementary or related thereto, provided that the aggregate amount of such Investments pursuant to this clause (e) in Persons that are not Guarantors shall not exceed $20.0 million at any one time.

  "Permitted Liens" means (a) Liens securing Indebtedness incurred pursuant to clause (a) of the second paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock," (b) Liens in favor of the Company and its Restricted Subsidiaries, (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such merger or consolidation and do not extend to any property other than those of the Person merged into or consolidated with the Company or any of its Restricted Subsidiaries, (d) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to its contemplation of such acquisition and do not extend to any other property, (e) Liens to secure the performance of statutory obligations, surety or appeal bonds, bid or performance bonds, insurance obligations or other obligations of a like nature incurred in the ordinary course of business, (f) Liens securing Hedging Obligations, (g) Liens existing on the date of the Indenture, (h) Liens securing Non-Recourse Debt, (i) any interest or title of a lessor under a Capital Lease Obligation or an operating lease, (j) Liens arising by reason of deposits necessary to obtain standby letters of credit in the ordinary course of business, (k) Liens on real or personal property or assets of the Company or a Restricted Subsidiary thereof to secure Indebtedness incurred for the purpose of (i) financing all or any part of the purchase price of such property or assets incurred prior to, at the time of, or within 120 days after, the acquisition of such property or assets or (ii) financing all or any part of the cost of construction of any such property or assets, provided that the amount of any such financing shall not exceed the amount expended in the acquisition of, or the construction of, such property or assets and such Liens shall not extend to any other property or assets of the Company or a Restricted Subsidiary (other than any associated accounts, contracts and insurance proceeds) and (l) Liens securing Permitted Refinancing Indebtedness with respect to any Indebtedness referred to in clauses (c), (d), (g) and (k) above.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith), (b) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable, taken as a whole, to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (d) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Notes, such guarantee shall be subordinated to such Restricted Subsidiary's Subsidiary Guarantee to at least the same extent.

  "Productive Assets" means aircraft or other assets (other than assets that would be classified as current assets in accordance with GAAP) of the kind used or usable by the Company or its Restricted Subsidiaries in the business of providing helicopter transportation services to the oil and gas industry (or any business that is reasonably complementary or related thereto as determined in good faith by the Board of Directors).

  "Qualified Equity Offering" means (a) any sale of Equity Interests (other than Disqualified Stock) of the Company pursuant to an underwritten offering registered under the Securities Act or (b) any sale of Equity Interests (other than Disqualified Stock) of the Company so long as, at the time of consummation of such sale, the Company has a class of common equity securities registered pursuant to Section 12(b) or Section 12(g) under the Exchange Act.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

  "Significant Subsidiary" means any Restricted Subsidiary of the Company incorporated or organized in any state of the United States that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and (c) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary at the time of such designation (a) has no Indebtedness other than Non-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless such agreement, contract, arrangement or understanding does not violate the terms of the Indenture described under the caption "--Certain Covenants--Transactions with Affiliates," and (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, in each case, except to the extent otherwise permitted by the Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock," the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a

Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (A) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (B) no Default or Event of Default would be in existence following such designation.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person to the extent (a) all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned directly or indirectly by such Person or
(b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction or another foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that such Person, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Restricted Subsidiary.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Fulbright & Jaworski L.L.P., Houston, Texas. Howard Wolf, a partner in the firm of Fulbright & Jaworski L.L.P. and a director of the Company, beneficially owns 16,990 shares of the Company's Common Stock.

                                    EXPERTS

  The audited Consolidated Financial Statements of Offshore Logistics, Inc. as of March 31, 1997 and June 30, 1996, and for the nine month period ended March 31, 1997 and each of the two years ended June 30, 1996 and 1995 included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included or incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The audited Consolidated Financial Statements of Bristow as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 incorporated by reference in this Prospectus, have been audited by KPMG, chartered accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Financial Statements:
  Offshore Logistics, Inc. and Subsidiaries
    Report of Independent Public Accountants..............................  F-2
    Consolidated Balance Sheets as of March 31, 1997 and June 30, 1996....  F-3
    Consolidated Statements of Income for the nine months ended March 31,
     1997 and for the 12 months ended June 30, 1996 and 1995..............  F-4
    Consolidated Statements of Stockholders' Investment for the nine months ended March 31, 1997 and for the 12 months ended June 30, 1996 and 1995.............................................................  F-5
    Consolidated Statements of Cash Flows for the nine months ended March
     31, 1997 and for the 12 months ended June 30, 1996 and 1995..........  F-6
    Notes to Consolidated Financial Statements............................  F-7
Consolidated Financial Statements (Unaudited):
  Offshore Logistics, Inc. and Subsidiaries
    Consolidated Statement of Income for the nine months ended December
     31, 1997 and 1996.................................................... F-33
    Consolidated Balance Sheet as of December 31, 1997 and March 31, 1997. F-34
    Consolidated Statement of Cash Flows for the nine months ended
     December 31, 1997 and 1996........................................... F-35
    Notes to Consolidated Financial Statements............................ F-36

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of Offshore Logistics, Inc.:

  We have audited the accompanying consolidated balance sheets of Offshore Logistics, Inc. (a Delaware corporation) and subsidiaries as of March 31, 1997 and June 30, 1996, and the related consolidated statements of income, stockholders' investment, and cash flows for the nine month period ended March 31, 1997 and each of the two years ended June 30, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Offshore Logistics, Inc. and subsidiaries as of March 31, 1997 and June 30, 1996, and the results of their operations and their cash flows for the nine month period ended March 31, 1997 and each of the two years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New Orleans, Louisiana
May 23, 1997
(Except with respect to the matters
 discussed in Note N as to which the
 date is January 27, 1998)

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                            MARCH 31,  JUNE 30,
                          ASSETS                              1997       1996
                          ------                            ---------  --------
                                                              (THOUSANDS OF
                                                                 DOLLARS)
Current assets:
  Cash and cash equivalents................................ $ 29,829   $ 56,939
  Investment in marketable securities......................      --      19,967
  Accounts receivable......................................   88,268     22,210
  Inventories..............................................   70,827     22,817
  Net assets of discontinued operations....................    6,686      7,221
  Prepaid expenses.........................................      887        484
                                                            --------   --------
    Total current assets...................................  196,497    129,638
Investments in unconsolidated entities.....................    9,250      8,792
Property and equipment--at cost
  Land and buildings.......................................   13,175      2,977
  Aircraft and equipment...................................  497,672    132,466
                                                            --------   --------
                                                             510,847    135,443
  Less Accumulated depreciation and amortization...........  (74,465)   (63,702)
                                                            --------   --------
                                                             436,382     71,741
Other assets, primarily goodwill...........................   32,084     20,570
                                                            --------   --------
                                                            $674,213   $230,741
                                                            ========   ========
         LIABILITIES AND STOCKHOLDERS' INVESTMENT
         ----------------------------------------
Current liabilities:
  Accounts payable......................................... $ 31,166   $  1,404
  Accrued liabilities......................................   38,592      6,841
  Deferred taxes...........................................   17,968        --
  Current maturities of long-term debt.....................   51,240        --
                                                            --------   --------
    Total current liabilities..............................  138,966      8,245
Long-term debt, less current maturities....................  199,631        --
Deferred credits...........................................      622      2,487
Deferred taxes.............................................   91,445     19,271
Minority interest..........................................    8,643      1,055
Commitments and contingencies..............................      --         --
Stockholders' investment
  Common stock, $.01 par value, authorized 35,000,000
   shares; outstanding 21,081,133 in 1997 and 19,498,398 in
   1996 (exclusive of 517,550 treasury shares).............      211        195
  Additional paid in capital...............................  115,346     95,934
  Retained earnings........................................  120,786    103,554
  Cumulative translation adjustment........................   (1,437)       --
                                                            --------   --------
                                                             234,906    199,683
                                                            --------   --------
                                                            $674,213   $230,741
                                                            ========   ========

        The accompanying notes are an integral part of these statements.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                     NINE     TWELVE    TWELVE
                                                    MONTHS    MONTHS    MONTHS
                                                    MARCH    JUNE 30,  JUNE 30,
                                                   31, 1997    1996      1995
                                                   --------  --------  --------
                                                     (THOUSANDS OF DOLLARS,
                                                   EXCEPT PER SHARE AMOUNTS)
Gross revenue:
  Operating revenue..............................  $167,128  $117,289  $118,336
  Gain (loss) on disposal of equipment...........     1,222      (446)      586
                                                   --------  --------  --------
                                                    168,350   116,843   118,922
                                                   --------  --------  --------
Operating expenses:
  Direct cost....................................   119,106    85,693    80,708
  Depreciation and amortization..................    12,624     8,549     9,200
  General and administrative.....................    11,406     9,235     8,745
                                                   --------  --------  --------
                                                    143,136   103,477    98,653
                                                   --------  --------  --------
Operating income.................................    25,214    13,366    20,269
Earnings from unconsolidated entities............     2,602     4,056     4,050
Interest income..................................     3,300     4,025     2,947
Interest expense.................................     5,528       300       569
                                                   --------  --------  --------
Income from continuing operations before provi-
 sion for income taxes...........................    25,588    21,147    26,697
Provision for income taxes.......................     7,675     6,123     7,735
Minority interest................................      (288)      --        --
                                                   --------  --------  --------
Income from continuing operations................    17,625    15,024    18,962
Discontinued operations:
  Income (Loss) from CPS operations..............      (393)      252      (512)
                                                   --------  --------  --------
Net income.......................................  $ 17,232  $ 15,276  $ 18,450
                                                   ========  ========  ========
Income (Loss) per common share:
  Continuing operations..........................  $   0.86  $   0.76  $   0.98
  Discontinued operations........................     (0.02)     0.01     (0.02)
                                                   --------  --------  --------
Net income per common share and common equivalent
 share...........................................  $   0.84  $   0.77  $   0.96
                                                   ========  ========  ========
Dividends per common share.......................  $    --   $    --   $    --
                                                   ========  ========  ========

        The accompanying notes are an integral part of these statements.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' INVESTMENT

                                                      CUMULATIVE
                                                        FOREIGN
                           COMMON STOCK    ADDITIONAL  CURRENCY                TOTAL
                         -----------------  PAID IN   TRANSLATION RETAINED STOCKHOLDERS'
                           SHARES   AMOUNT  CAPITAL   ADJUSTMENT  EARNINGS  INVESTMENT
                         ---------- ------ ---------- ----------- -------- -------------
BALANCE-June 30, 1994... 17,602,379  $176   $ 71,563    $   --    $ 69,828   $141,567
  Net income............        --    --         --         --      18,450     18,450
  Stock options.........     83,031     1        414        --         --         415
  Warrants exercised....    200,000     2      1,635        --         --       1,637
  Stock issued for GPM..  1,498,906    15     21,114        --         --      21,129
  GPM warrants exer-
   cised................     44,466   --         480        --         --         480
  Restricted stock is-
   sued.................     13,332   --         173        --         --         173
                         ----------  ----   --------    -------   --------   --------
BALANCE-June 30, 1995... 19,442,114   194     95,379        --      88,278    183,851
  Net income............        --    --         --         --      15,276     15,276
  Stock options.........     24,460   --         197        --         --         197
  GPM warrants exer-
   cised................     26,553     1        286        --         --         287
  Restricted stock is-
   sued.................      5,271   --          72        --         --          72
                         ----------  ----   --------    -------   --------   --------
BALANCE-June 30, 1996... 19,498,398   195     95,934        --     103,554    199,683
  Net income............        --    --         --         --      17,232     17,232
  Stock options.........    114,000     1        883        --         --         884
  GPM warrants exer-
   cised................     94,040     1      1,015        --         --       1,016
  Restricted stock is-
   sued.................        306   --           4        --         --           4
  Stock issued for
   Bristow investment...  1,374,389    14     17,510        --         --      17,524
  Translation adjust-
   ments................        --    --         --      (1,437)       --      (1,437)
                         ----------  ----   --------    -------   --------   --------
BALANCE-March 31, 1997.. 21,081,133  $211   $115,346    $(1,437)  $120,786   $234,906
                         ==========  ====   ========    =======   ========   ========


        The accompanying notes are an integral part of these statements.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                 NINE MONTHS YEAR ENDED JUNE
                                                    ENDED          30,
                                                  MARCH 31,  -----------------
                                                    1997       1996     1995
                                                 ----------- --------  -------
                                                    (THOUSANDS OF DOLLARS)
Cash flows from operating activities:
  Net income...................................   $  17,232  $ 15,276  $18,450
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization................      13,196     9,230    9,670
  Increase in deferred taxes...................       1,059     1,241    1,121
  (Gain) Loss on asset dispositions............      (1,212)      537     (586)
  Equity in earnings from unconsolidated enti-
   ties over dividends received................         145       --       (41)
  Minority interest in earnings................          67       (36)    (415)
Change in assets and liabilities net of effects
 from investment in Bristow, GPM, and CPS:
  (Increase) Decrease in accounts receivable...     (16,736)       12      897
  Increase in inventories......................      (4,168)     (558)  (1,145)
  (Increase) Decrease in prepaid expenses and
   other.......................................      (2,381)      (63)     227
  Increase in accounts payable.................       5,801       225    1,288
  Increase (Decrease) in accrued liabilities...       4,833    (3,055)   1,309
  Decrease in deferred credits.................      (1,865)      (13)     --
                                                  ---------  --------  -------
Net cash provided by operating activities......      15,971    22,796   30,775
                                                  ---------  --------  -------
Cash flows from investing activities:
  Capital expenditures.........................     (10,106)  (12,535)  (3,208)
  Proceeds from asset dispositions.............       6,026       185    3,046
  Investment in marketable securities..........         --    (11,952)     --
  Proceeds from sale or maturity of marketable
   securities..................................      20,001    11,988      --
  Bristow investment...........................    (155,451)      --       --
  Acquisitions, net of cash received...........      (1,675)      --    (8,234)
                                                  ---------  --------  -------
Net cash used in investing activities..........    (141,205)  (12,314)  (8,396)
                                                  ---------  --------  -------
Cash flows from financing activities:
  Proceeds from borrowings.....................      96,636       --       --
  Repayment of debt............................        (434)   (2,000)  (4,235)
  Issuance of common stock.....................       1,899       556    2,532
                                                  ---------  --------  -------
Net cash provided by (used in) financing activ-
 ities.........................................      98,101    (1,444)  (1,703)
                                                  ---------  --------  -------
Effect of exchange rate changes in cash........          23       --       --
Net increase (decrease) in cash and cash equiv-
 alents........................................     (27,110)    9,038   20,676
Cash and cash equivalents at beginning of peri-
 od............................................      56,939    47,901   27,225
                                                  ---------  --------  -------
Cash and cash equivalents at end of period.....   $  29,829  $ 56,939  $47,901
                                                  =========  ========  =======

        The accompanying notes are an integral part of these statements.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A--SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation--The consolidated financial statements include the accounts of Offshore Logistics, Inc., a Delaware corporation ("OLOG") and its majority owned entities and non-majority owned entities including Bristow Aviation Holdings Limited ("Bristow"), collectively referred to as "the Company", after elimination of all significant intercompany accounts and transactions. Investments in 50% or less owned affiliates over which the Company has the ability to exercise significant influence are accounted for using the equity method. Investments in which the Company does not exercise significant influence are accounted for under the cost method.

  Nature of Operations--The Company's most significant area of operation is a major supplier of helicopter transportation services to the worldwide offshore oil and gas industry. The Company also provides production personnel and medical support services to the worldwide oil and gas industry.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents--The Company's cash equivalents includes funds invested in highly liquid debt instruments with original maturities of 90 days or less.

  Accounts Receivable--Trade and other receivables are stated at net realizable value and the allowance for uncollectible accounts was $1,449,000 and $1,382,000 at March 31, 1997 and June 30, 1996, respectively. The Company grants short-term credit to its customers, primarily major and independent oil and gas companies.

  Inventories--Inventories are stated at the lower of average cost or market and consist primarily of spare parts. The valuation reserve related to obsolete and excess inventory was $4,074,000 and $4,141,000 at March 31, 1997 and June 30, 1996. There were no related charges to operations in 1997, 1996, or 1995.

  Other Assets--In 1997, $22,283,000 of goodwill, net of accumulated amortization of $2,890,000, was included in other assets. Goodwill is amortized using the straight-line method over a period of 20 years. Goodwill is recognized for the excess of the purchase price over the value of the identifiable net assets. See Note E. Realization of goodwill is periodically assessed by management based on the expected future profitability and undiscounted future cash flows of acquired companies and their contribution to the overall operations of the Company.

  On July 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." The adoption had no material effect on the Company's results of operations or financial position.

  Depreciation and Amortization--Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the assets. Estimated residual value used in calculating depreciation of aircraft is primarily 30% of cost.

  Maintenance and repairs are expensed as incurred; betterments and improvements are capitalized. The costs and related reserves of assets sold or otherwise disposed of are removed from the accounts and resultant gains or losses included in income.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  Income Taxes--Income taxes are accounted for in accordance with the provisions of the SFAS No. 109, "Accounting for Income Taxes." Under this statement, deferred income taxes are provided for by the asset and liability method.

  Earnings per Common Share--Earnings per common share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the years (20,476,825 in 1997; 19,767,039 in 1996; and 19,313,276 in 1995) computed on the treasury stock method.

  The Company adopted a stockholder rights plan on February 9, 1996, designed to assure that the Company's stockholders receive fair and equal treatment in the event of any proposed takeover of the Company and to guard against partial tender offers, squeeze-outs, open market accumulations, and other abusive tactics to gain control without paying all stockholders a fair price. The rights plan was not adopted in response to any specific takeover proposal. Under the rights plan, the Company declared a dividend of one right ("Right") on each share of the Company's common stock. Each Right will entitle the holder to purchase one one-hundredth of a share of a new Series A Junior Participating Preferred Stock, par value $1.00 per share, at an exercise price of $50.00. Each Right will entitle its holder to purchase a number of common shares of the Company having a market value of twice the exercise price. The Rights are not currently exercisable and will become exercisable only in the event a person or group acquires beneficial ownership of 10 percent or more of the Company's common stock. The dividend distribution was made on February 29, 1996 to stockholders of record on that date. The Rights will expire on February 26, 2006.

  Foreign Currency Translation--Bristow maintains their accounting records in their local currency (British Sterling). The currencies are converted to United States Dollars with the effect of the foreign currency translation reflected as a component of shareholders' investment in accordance with SFAS No. 52, "Foreign Currency Translation." Foreign currency transaction gains or losses are credited or charged to income; and such amounts are insignificant for the periods presented.

  Derivative Financial Instruments--The Company enters into forward exchange contracts from time to time to hedge known transactional exposures denominated in currencies other than the functional currency of the business. Foreign currency positions mature at the anticipated currency requirement date and rarely exceed three months. The purpose of the Company's foreign currency hedging activities is to protect the Company from the risk that foreign currency outflows resulting from payments for services and parts to foreign suppliers will be adversely affected by changes in exchange rates.

  Stock Compensation--On July 1, 1996, the Company elected to continue to use the intrinsic value method of accounting for stock-based compensation prescribed by Accounting Principles Board ("APB") Opinion No. 25 and, accordingly, adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation."

  Fiscal-Year Change--On May 1, 1997, the Board of Directors approved a change in the Company's fiscal year end from June 30 to March 31, effective for fiscal year ended March 31, 1997. A nine month fiscal transition period from July 1, 1996 through March 31, 1997 will precede the start of the new fiscal year cycle. Other fiscal years presented and referred to in these consolidated financial statements and notes thereto are on a June 30 fiscal year basis unless otherwise indicated.

  Effect of Recent Accounting Changes--In February 1997, the FASB issued SFAS No. 128, "Earnings per Share" which establishes standards for computing and presenting earnings per share ("EPS"). Under SFAS No. 128, primary EPS is replaced with basic EPS. Basic EPS is computed by dividing income available to common shareholders by the weighted average shares outstanding; no dilution for any potentially convertible shares is included in the calculation. Fully diluted EPS, now called diluted EPS, is still required; however, when applying

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES the treasury stock method, the average stock price is used rather than the greater of the average or closing stock price for the period. The Company expects that the basic EPS will be slightly higher than primary earnings per share and that diluted EPS will not differ materially from primary earnings per share. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997.

  In March 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure." SFAS 129 is effective for the Company's fiscal year ending March 31, 1998. Management believes that this pronouncement will not have a material effect on the Company's financial statements taken as a whole.

B--LONG-TERM DEBT

  Long-term debt at March 31, 1997 consisted of (thousands of dollars):

                                                                       MARCH 31,
                                                                         1997
                                                                       ---------
6% Convertible Subordinated Notes due 2003............................ $ 98,000
Term Loan with a syndicate of United Kingdom banks....................   40,983
Series A Guaranteed Deep Discount Loan Note 1997......................   31,568
Series B Guaranteed Deep Discount Loan Note 1998......................   18,413
Unsecured Subordinated Loan Stock.....................................   34,647
Revolving Credit Facility.............................................    8,197
Capital Lease Obligations.............................................   13,836
Management Fee Debt (see Note C)......................................    4,910
Other.................................................................      317
                                                                       --------
  Total debt..........................................................  250,871
  Less current maturities.............................................   51,240
                                                                       --------
  Total long-term debt................................................ $199,631
                                                                       ========

  On December 17, 1996, the Company issued $98 million of 6% Convertible Subordinated Notes ("6% Notes") due 2003. The 6% Notes are convertible at any time into the Company's Common Stock at a conversion price of $22.86 per share (equivalent to a conversion rate of approximately 43.74 shares per $1,000 principal amount of 6% Notes). The 6% Notes are redeemable at the option of the Company beginning December 1999. The Company issued $7.5 million of the 6% Notes to Caledonia (See Note C) in conjunction with the investment in Bristow. Proceeds of $88.4 million, after debt issuance costs of $2.1 million, were used to finance the investment in Bristow.

  Bristow has a term loan with a syndicate of United Kingdom banks that is repayable in semi-annual installments varying from $2.2 to $9.8 million ((Pounds)1.3 to (Pounds)6.0 million) through December 1, 2001, and can be prepaid by Bristow in minimum increments of (Pounds)0.5 million upon 30 days notice with no prepayment penalty. The term loan bears interest at 2.0% above the three or six month London Interbank Offering Rate ("LIBOR"), limited to a maximum rate of 10.8%. The average interest rate for the term loan during the period from investment through March 31, 1997 was 8.8%. The term loan is guaranteed by all United Kingdom subsidiaries of Bristow and is secured by a negative pledge on all Bristow assets. The balance at March 31, 1997 was $41.0 million ((Pounds)25.0 million).

  Bristow's Series A Guaranteed Deep Discount Loan Note 1997 ("A Note") yields interest at 8.5% interest resulting in a face value at maturity of $33.9 million ((Pounds)20.7 million). There are no interest or principal payments due on this debt until its maturity on November 7, 1997. This A Note is guaranteed by Caledonia. (See Note C).

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  Bristow's Series B Deep Discount Loan Note 1998 ("B Note") yields interest at 8.5% interest resulting in a face value at maturity of $22.2 million ((Pounds)13.6 million). There are no interest or principal payments due on this debt until its maturity on November 7, 1998.

  Bristow's Subordinated Unsecured Loan Stock ("SULS") yields interest at 8.5% and matures at various dates through November 7, 2001. Interest is payable semi-annually. The SULS are held by Caledonia. OLOG and Caledonia have agreed that OLOG, Bristow, or a designated affiliate can repurchase the SULS held by Caledonia after the repayment of the A Note due on November 7, 1997.

  The A Note, B Note, and SULS have contractual rates of 12.89%, 12.36%, and 18.8%, respectively. The Company, in applying the purchase method of accounting, valued the yield on this debt at 8.5%.

  Obligations under capital leases bear interest at various rates and require quarterly payments. The leases are secured by the aircraft and the guarantee of Bristow.

  Bristow has a revolving credit facility, with the same syndicate of United Kingdom banks, as with the term loan, which matures June 30, 1999, and is available for working capital requirements and general corporate purposes. Availability under the revolving credit facility is subject to certain borrowing base limitations based on eligible United Kingdom accounts receivable and inventory. All advances under the revolving credit facility bear interest at 2.0% above one, three, or six month LIBOR rates. The revolving credit facility is guaranteed by all United Kingdom subsidiaries of Bristow and is secured by a negative pledge of all assets. The availability under the revolving credit facility is $24.5 million ((Pounds)15 million) and reduces to $16.4 million ((Pounds)10 million) on July 31, 1997. Bristow had $8.2 million ((Pounds)5.0 million) drawn under this revolving credit facility as of March 31, 1997.

  As of March 31, 1997, the Company had a $20 million unsecured line of credit with a U.S. bank that expires on January 31, 1998. There were no borrowings under this line as of March 31, 1997. The rate of interest payable under the line of credit is, at the Company's option, prime rate or LIBOR rate plus 1.25%. The agreement requires the Company to pay a quarterly commitment fee at an annual rate of .025% on the average unused portion of the line.

  Aggregate annual maturities for all long-term debt, including the capitalized lease, for the next five years are as follows: 1998--$51,240,000; 1999 --$43,965,000; 2000--$17,278,000; 2001--$18,939,000; and 2002--
$15,322,000.

  In May 1997, the Company acquired five aircraft (including four Super Pumas which had previously been leased by Bristow under short-term operating leases) for $32.3 million. The Company used existing cash and incurred an additional $20.0 million of 7.9% fixed rate financing, that amortizes over five years, to complete this transaction.

  Interest paid during the year was $3,620,000; $300,000; and $569,000 for 1997, 1996, and 1995, respectively.

  In the Company's opinion, based on the borrowing rates currently available to the Company and Bristow for loans with similar terms and maturities, total debt at March 31, 1997 approximates the fair value of the debt.

C--INVESTMENT IN BRISTOW

  On December 19, 1996, OLOG acquired 49% of the common stock and a significant amount of Bristow subordinated debt as detailed below. Bristow is incorporated in England and holds all of the outstanding shares

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES in Bristow Helicopter Group Limited ("BHGL"). Bristow provides helicopter services to the North Sea oil and gas industry. Services consist of short and long range crew change flights, offshore-based and inter-platform shuttle operations, and search and rescue missions. Bristow also operates aircraft in Australia, Brunei, Cambodia, China, Nigeria, South America, and Vietnam among others.

  Bristow was organized with three different classes of ordinary shares (common stock) having disproportionate voting rights. The Company, Caledonia Investments plc and its subsidiary, Caledonia Industrial & Services Limited (collectively, "Caledonia"), and a Norweign investor (the "E.U. Investor"), own 49%, 49%, and 2%, respectively, of Bristow's total outstanding ordinary shares.

  The Company paid (Pounds)80.2 million (approximately $132 million) in cash (funded from existing cash balances and the proceeds of the 6% Notes), issued $7.5 million of the 6% Notes to Caledonia and issued 1,374,389 shares of common stock on December 19, 1996. In addition, the Company acquired (Pounds)5.0 million ($8.4 million) principal amount of BHGL's subordinated debt for cash of approximately (Pounds)5.4 million ($8.9 million) including accrued interest. Caledonia received 1,300,000 shares of the common stock and BHGL's management received 74,389 shares.

  In addition to its ownership of 49% of Bristow's outstanding ordinary shares and (Pounds)5.0 million principal amount of Bristow's subordinated debt, the Company acquired (Pounds)91.0 million (approximately $150 million) principal amount of subordinated unsecured loan stock (debt) of Bristow bearing interest at an annual rate of 13.5% and payable semi-annually. Bristow has the right to defer payment of interest on such debt until January 31, 2002. Any such deferred interest would also accrue interest at an annual rate of 13.5%.

  The Company, Caledonia, the E.U. Investor, and Bristow entered into a shareholders' agreement respecting, among other things, the composition of the board of directors of Bristow. On matters coming before Bristow's board, Caledonia's appointees have a total of five votes and the four other directors have one vote each. So long as Caledonia has a significant interest in the shares of Common Stock issued to it pursuant to the transaction or maintains its voting control of Bristow, Caledonia will have the right to nominate two persons to the board of directors of the Company and to replace any such directors so nominated.

  Caledonia, the Company, and the E.U. Investor also entered into a Put/Call Agreement whereunder, upon giving specified prior notice, the Company has the right to buy all the Bristow shares held by Caledonia and the E.U. Investor, who, in turn, each has the right to sell such shares to the Company. Under current United Kingdom law, the Company would be required, in order for Bristow to retain its operating license, to find a qualified European investor to own any Bristow shares it has the right to acquire under the Put/Call Agreement. Any put or call of the Bristow shares will be subject to the approval of the Civil Aviation Authority ("CAA"). Caledonia will receive management fees from Bristow that will be payable semi-annually in advance ranging from (Pounds)500,000 to (Pounds)900,000 annually for the next seven years.

  The investment was accounted for by the purchase method of accounting under Accounting Principals Board Opinion No. 16, as amended, and accordingly, the results of operations of Bristow for the period from December 19, 1996 are included in the accompanying consolidated financial statements. The total consideration has been allocated to Bristow's assets and liabilities based on the estimated fair market value as of December 19, 1996. The purchase price allocation is based on preliminary estimates of fair value and may be revised at a later date.

  The following unaudited pro forma financial information for the Company gives effect to the Bristow investment as if it had occurred on July 1, 1995. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES had the acquisitions occurred on the date indicated, or which may result in the future. The pro forma results follow (in thousands, except per share data):

                           NINE MONTHS
                            MARCH 31,  TWELVE MONTHS
                              1997     JUNE 30, 1996
                           ----------- -------------
                           (UNAUDITED)  (UNAUDITED)
Gross revenue.............  $296,094     $357,249
                            ========     ========
Income from continuing
 operations...............  $ 19,348     $ 19,821
                            ========     ========
Earnings per common share
 and common equivalent
 share
 Income from continuing
 operations:
  Primary.................  $   0.91     $   0.94
                            ========     ========
  Fully diluted...........  $   0.87     $   0.93
                            ========     ========

D--INVESTMENTS IN UNCONSOLIDATED ENTITIES

  The Company has two principal unconsolidated entities that are accounted for on the cost method as the Company is unable to exert significant influence over the operations.

  The Company has a 49% investment in Hemisco Helicopters International, Inc. ("HHII") and related venture companies. The Company's investment in HHII was $2,637,000 at March 31, 1997 and June 30, 1996. In the following unaudited table, HHII represents $3,492,000 and $3,755,000 of the assets and $2,230,000 and $2,241,000 of the equity for March 31, 1997 and June 30, 1996, respectively. HHII also represents $9,806,000; $10,727,000; and $13,685,000 of revenues and $2,702,000; $1,834,000; and $(305,000) of net income for the nine month period ended March 31, 1997 and the fiscal years ended June 30, 1996, and 1995, respectively. During 1997, 1996, and 1995, $1,539,000; $1,556,000;
and $1,550,000, respectively, in dividends were received from HHII.

  The Company has a 25% investment in an Egyptian helicopter venture. The Company's investment in the venture was $5,986,000 at March 31, 1997 and at June 30, 1996 and 1995. During 1997, 1996, and 1995, $1,827,000; $2,500,000;
and $2,500,000, respectively, in dividends were received from the venture. During 1997, the venture's Board of Directors approved a cash dividend, of which the Company's share applicable to fiscal year 1998 is approximately $2,250,000.

  A summary of unaudited financial information of these principal unconsolidated entities is set forth below (thousands of dollars):

                                                          MARCH 31,   JUNE 30,
                                                            1997        1996
                                                         ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
Current assets..........................................   $58,162     $48,418
Non-current assets......................................    26,858      29,521
                                                           -------     -------
  Total assets..........................................   $85,020     $77,939
                                                           =======     =======
Current liabilities.....................................   $10,063     $ 8,769
Non-current liabilities.................................     1,931       3,335
Equity..................................................    73,026      65,835
                                                           -------     -------
  Total liabilities and equity..........................   $85,020     $77,939
                                                           =======     =======

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                                                           TWELVE MONTHS ENDED
                                             NINE MONTHS        JUNE 30,
                                             ENDED MARCH -----------------------
                                              31, 1997      1996        1995
                                             ----------- ----------- -----------
                                             (UNAUDITED) (UNAUDITED) (UNAUDITED)
Revenues....................................   $41,026     $51,629     $54,180
                                               =======     =======     =======
Gross profit................................   $14,122     $20,229     $18,859
                                               =======     =======     =======
Net income..................................   $ 9,918     $12,537     $11,135
                                               =======     =======     =======

  During 1997, 1996, and 1995, respectively, revenues of $4,673,000; $5,169,000; and $5,295,000 were recognized for services provided to these affiliates by the Company.

  In 1996, Bristow, with two partners, formed FBS Limited ("FBS") which was awarded a contract to provide pilot training and maintenance services to Defense Helicopter Flying School ("DHFS"), a newly established training school for all branches of the British military, under a fifteen year program valued at approximately (Pounds)500 million. FBS will purchase and specially modify 47 aircraft and maintain a staff of approximately 600 employees dedicated to conducting these training activities which began in May 1997. Each of the partners owns one-third (33%) of FBS. Prior to FBS, Bristow had provided similar pilot training and maintenance services to the British Army Air Corp. since 1963. Bristow's partners in FBS had similar experience at providing training service to other branches of the British military. At March 31, 1997, Bristow had advanced FBS (Pounds)7.3 million ($11.9 million) for its share of the acquisition of aircraft. Subsequent to year end, Bristow advanced FBS an additional (Pounds)3.0 million ($4.9 million) to acquire aircraft for this contract. FBS is finalizing its long term financing of these aircraft and expects to repay this advance by August 31, 1997. Bristow and its partners have given joint and several guarantees related to the performance of this contract.

E--PRODUCTION MANAGEMENT SERVICES

  The Company expanded its operations in July 1992 to include production management services. During fiscal 1993 and until October 29, 1993, the Company owned 50% of Seahawk Services Ltd. ("Seahawk"), a company which provided platform and production management services, offshore medical support services, and temporary personnel to the oil and gas industry. On October 29, 1993, the Company further expanded its interest in production management services when the Company exchanged its 50% investment in Seahawk for a 27.5% interest in Grasso Corporation whose wholly-owned subsidiary, Grasso Production Management, Inc. ("GPM"), also was engaged in the production management services business. Revenues of approximately $1,556,000 were recognized for helicopter services provided to GPM during 1995, prior to consolidation. The Company's share of net income related to production management services was not material.

  On September 16, 1994, GPM became a wholly-owned subsidiary of the Company in a merger in which the Company acquired the remaining 72.5% interest in Grasso Corporation by issuing .49 of a share of the Company's common stock for each share of Grasso Corporation common stock owned. In addition, holders of Grasso Corporation Class B Warrants received similar warrants for shares of the Company's common stock. The warrants expired on December 22, 1996. The merger was treated as a purchase for accounting purposes which resulted in goodwill of approximately $22.3 million after stepping up the assets and liabilities of Grasso Corporation. The goodwill is being amortized over a 20 year period.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  The following summarized unaudited income statement data reflects the impact the GPM merger would have had on the Company's results of operations for 1995 had the transaction taken place on July 1, 1994:

                                                               PRO FORMA RESULTS
                                                                 FOR THE YEAR
                                                                ENDED JUNE 30,
                                                                     1995
                                                               -----------------
                                                                  (UNAUDITED)
Gross Revenue.................................................     $152,866
                                                                   ========
Income from continuing operations.............................      $17,924
                                                                   ========
Earnings per common share and common equivalent share:
  Income from continuing operations...........................        $0.91
                                                                   ========

F--DISCONTINUED OPERATIONS

  In May 1997, the Company adopted a plan to discontinue its investment in Cathodic Protection Services Company ("CPS"). CPS manufactures, installs and maintains cathodic protection systems to arrest corrosion in oil and gas drilling and production facilities, pipelines, oil and gas well casings, hydrocarbon processing plants, and other metal structures. As a result of the Company's adoption of the plan, the consolidated financial statements of the Company and the related Notes to Consolidated Financial Statements and supplemental data have been adjusted and restated to reflect the results of operations and net assets of CPS as a discontinued operation in accordance with generally accepted accounting principles. Assets and liabilities of CPS at March 31, 1997 primarily consist of trade accounts receivable, inventory, fixed assets and current payables, accruals and debt. Revenues of CPS totalled $24.6 million, $39.5 million, and $25.3 million for 1997, 1996, and 1995, respectively.

G--UNAUDITED SUPPLEMENTAL DATA FOR THE NINE MONTHS ENDED MARCH 31, 1996

  During 1997, the Company changed its fiscal year end from June 30 to March
31. Therefore, the Company's fiscal year end for 1997 is a nine month period. The following table represents unaudited data for the nine month period ended March 31, 1996.

Operating revenue....................................................... $86,694
                                                                         =======
Operating income........................................................ $ 9,774
                                                                         =======
Income taxes............................................................ $ 4,494
                                                                         =======
Income from continuing operations....................................... $10,991
                                                                         =======
Net Income.............................................................. $11,226
                                                                         =======
Earnings per common share...............................................  $ 0.57
                                                                         =======

H--INVESTMENT IN MARKETABLE SECURITIES

  Under the provisions of SFAS No. 115, investments in debt and equity securities are required to be classified in one of three categories: held-to-maturity, available-for-sale, or trading. As of March 31, 1997, the Company had no such investments. There were $12,001,000 sales of investments in U.S. Treasury investments during the nine month period ended March 31, 1997. The proceeds approximated the carrying cost of the investments. There were $3,985,000 sales of investments in U.S. Treasury investments for the year ended June 30, 1996, and no sales of investments in U.S. Treasury investments for the year ended June 30, 1995.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

I--COMMITMENTS AND CONTINGENCIES

  The Company has noncancelable operating leases in connection with the lease of certain equipment, land, and facilities. Rental expense incurred under these leases was $1,925,000 in 1997; $1,998,000 in 1996; and $2,195,000 in
1995. As of March 31, 1997, aggregate future payments under noncancelable operating leases are as follows: 1998--$1,937,000; 1999--$1,858,000; 2000--
$1,798,000; 2001--$1,554,000; and 2002--$1,522,000. These amounts do not include future payments related to the four aircraft under operating lease at March 31, 1997 and purchased subsequent to that date.

  The Company's employees are not represented by unions. However, in May 1997, the Office and Professional Employees International Union filed with the National Mediation Board an application for representation of Offshore Logistics' pilots. A similar application has also been filed against Air Log's principal competitor in the United States in what appears to be an effort to organize the pilots of all major helicopter operators in the Gulf of Mexico. The Company believes that if the pilots were to elect to be represented by a union, the Company would be placed at a competitive disadvantage against existing or future non-unionized competitors in the industry. This could have a material adverse effect on its revenues from helicopter operations in the Gulf of Mexico and on its results of operations. At this point, the Company is unable to predict the probable outcome of any election.

J--INCOME TAXES

  The components of deferred tax assets and liabilities are as follows (thousands of dollars):

                                                            MARCH 31,  JUNE 30,
                                                              1997       1996
                                                            ---------  --------
Deferred Tax Assets:
  Foreign tax credits...................................... $ 111,650  $    --
  Other....................................................    13,183     2,823
  Valuation allowance......................................   (53,783)      --
                                                            ---------  --------
    Total deferred tax assets..............................    71,050     2,823
                                                            ---------  --------
Deferred Tax Liabilities:
  Property and equipment...................................  (155,699)  (17,518)
  Inventories..............................................   (12,197)      --
  Accrual for repairs and maintenance......................    (5,771)      --
  Other....................................................    (6,796)   (4,576)
                                                            ---------  --------
    Total deferred tax liabilities.........................  (180,463)  (22,094)
                                                            ---------  --------
Net deferred tax liabilities............................... $(109,413) $(19,271)
                                                            =========  ========

  A valuation allowance of $53,783,000 was established as of March 31, 1997 for the deferred tax asset related to foreign tax credits. Companies may use foreign tax credits to offset the United States income taxes due on income earned from foreign sources. However, the credit is limited by the total income on the United States income tax return as well as by the ratio of foreign source income in each statutory category to total income. Excess foreign tax credits may be carried back two years and forward five years. As of March 31, 1997, the Company did not believe it was more likely than not that it would generate sufficient foreign sourced income within the appropriate period to utilize all the foreign tax credits.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  Income before provision for income taxes for the nine months ended March 31, 1997 and the two years ended June 30, 1996 and 1995 was as follows (thousands of dollars):

                                                     NINE MONTHS  FOR THE YEAR
                                                        ENDED    ENDED JUNE 30,
                                                      MARCH 31,  ---------------
                                                        1997      1996    1995
                                                     ----------- ------- -------
Domestic............................................   $13,774   $ 9,791 $16,295
Foreign.............................................    11,814    11,356  10,402
                                                       -------   ------- -------
Total...............................................   $25,588   $21,147 $26,697
                                                       =======   ======= =======

  The provision for income taxes for the nine month period ended March 31, 1997 and the two years ended June 30, 1996 and 1995 consisted of the following (thousands of dollars):

                                                                   FOR THE YEAR
                                                       NINE MONTHS  ENDED JUNE
                                                          ENDED         30,
                                                        MARCH 31,  -------------
                                                          1997      1996   1995
                                                       ----------- ------ ------
Current...............................................   $5,005    $4,882 $6,614
Deferred..............................................    2,670     1,241  1,121
                                                         ------    ------ ------
Total.................................................   $7,675    $6,123 $7,735
                                                         ======    ====== ======

  The reconciliation of Federal statutory and effective income tax rates is shown below:

                                                                      FOR THE
                                                                       YEAR
                                                                       ENDED
                                                         NINE MONTHS JUNE 30,
                                                         ENDED MARCH -----------
                                                          31, 1997   1996   1995
                                                         ----------- ----   ----
Statutory rate..........................................      35%     35%    35%
Utilization of foreign tax credits......................      (3)%    (5)%   (7)%
Additional taxes on foreign source income...............       5%      2%     3%
Foreign source income not taxable.......................      (6)%    (7)%   (4)%
State taxes provided....................................       2%      2%     3%
Other, net..............................................      (3)%     2%    (1)%
                                                             ---     ---    ---
Effective tax rate......................................      30%     29%    29%
                                                             ===     ===    ===

  The Internal Revenue Service has examined the Company's Federal income tax returns for all years through 1994. The years have been closed through 1993, either through settlement or expiration of the statute of limitations. The Company believes that it has made adequate provision for income taxes that may become payable with respect to open tax years.

  Unremitted foreign earnings reinvested abroad upon which deferred income taxes have not been provided aggregated approximately $18.8 million at March 31, 1997. Due to the timing and circumstances of repatriation of such earnings, if any, it is not practicable to determine the unrecognized deferred tax liability relating to such amounts. Withholding taxes, if any, upon repatriation would not be significant.

  Income taxes paid during 1997, 1996, and 1995 were $8,454,000; $5,656,000;
and $3,843,000, respectively.

K--EMPLOYEE BENEFIT PLANS

 Savings and Retirement Plans

  The Company currently has two qualified defined contribution plans which cover substantially all employees other than Bristow employees.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  The Offshore Logistics, Inc. Employee Savings and Retirement Plan ("OLOG Plan") covers Corporate and Air Log employees. Under the OLOG Plan, except for those employees working in the state of Alaska, the Company matches each participant's contributions up to 3% of the employee's compensation. In addition, if net income exceeds 10% of stockholders' investment at the beginning of the year, the Company contributes funds to acquire Company stock up to an additional 3% of the employee's compensation, subject to a scheduled vesting period. Under the OLOG Plan, for Air Log employees working in the state of Alaska, the Company matches each participant's contributions up to 4% of the employee's compensation.

  The Grasso Production Management, Inc. Thrift & Profit Sharing Trust covers eligible GPM employees. The Company matches 25% of each participant's contributions up to 6% of the employee's compensation.

  Bristow has a defined benefit retirement plan which covers all full-time employees of Bristow. The plan is funded by contributions partly from employees and partly from Bristow. Members contribute up to 7.5% of pensionable salary (as defined) and can pay additional voluntary contributions to provide additional benefits. The benefits are based on the employee's annualized average of employees' last three years pensionable salaries. Plan assets are held in separate trustee administered funds which are primarily invested in United Kingdom and other overseas equities and bonds.

  The following table sets forth the plan's funded status and pension costs recognized by the Company:

  Actuarial Present Value of Benefit Obligations (thousands of dollars):

                                                                      MARCH 31,
                                                                        1997
                                                                      ---------
Vested benefit obligation............................................ $(164,750)
Accumulated benefit obligation....................................... $(164,750)
Projected benefit obligation......................................... $(179,995)
Plan assets at fair value............................................   184,762
                                                                      ---------
Plan assets in excess of projected benefit obligation................     4,767
Unrecognized net gain................................................    (4,767)
Prior service cost not yet recognized in net periodic pension cost...       --
Unrecognized net obligation being recognized over 15 years...........       --
                                                                      ---------
Accrued pension asset................................................ $     --
                                                                      =========

  Net periodic pension cost for the nine months ended March 31, 1997 was approximately $1,200,000.

  Actuarial assumptions used to develop these components were as follows:
Discount rate--8%, expected long-term rate of return on assets--9.5%, and rate of increase in Pension benefits over United Kingdom statutory benefits--3.5%.

  The Company's contributions to the three plans were $2,575,000; $680,000; and $1,074,000 for the nine month period ended March 31, 1997 and the years ended June 30, 1996 and 1995, respectively.

 Incentive and Stock Option Plans

  Under the 1994 Long-Term Management Incentive Plan ("1994 Plan"), a total of 900,000 shares of Common Stock, or cash equivalents of Common Stock, are available for awards to officers and key employees. Awards granted under the 1994 Plan may be in the form of stock options, stock appreciation rights, restricted stock, deferred stock, other stock-based awards or any combination thereof. Options become exercisable at such

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES time or times as determined at the date of grant, and expire no more than ten years after the date of grant. Incentive stock option prices are determined by the Board and cannot be less than fair market value at date of grant. Non-qualified stock option prices cannot be less than 50% of the fair market value at date of grant.

  The Annual Incentive Compensation Plan ("Annual Plan") provides for an annual award of cash bonuses to key employees based on pre-established objective measures of Company performance. Participants are permitted to receive all or any part of their annual incentive bonus in the form of shares of Restricted Stock in accordance with the terms of the 1994 Plan. The amount of bonuses related to this plan were $565,000; $124,000; and $407,000 for the nine month period ended March 31, 1997 and the years ended June 30, 1996 and 1995, respectively. As of March 31, 1997 there were 18,908 shares of Restricted Stock outstanding.

  The 1991 Non-qualified Stock Option Plan for Non-employee Directors ("1991 Plan") provides for 200,000 shares of Common Stock to be reserved for issuance pursuant to such plan. As of the date of each annual meeting each non-employee director, who meets certain attendance criteria, will automatically be granted an option to purchase 2,000 shares of the Company's Common Stock. The exercise price of the options granted shall be equal to the fair market value of the Common Stock on the date of grant and are exercisable not earlier than six months after the date of grant.

  Under the Company's stock option plans there were 1,650,000 shares of Common Stock reserved for issue at March 31, 1997.

  In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which is effective for the Company's fiscal year beginning July 1, 1995. Under SFAS No. 123, companies can either record expense based on the fair value of stock-based compensation upon issuance or elect to remain under the APB 25 method whereby no compensation cost is recognized upon grant if certain requirements are met. The Company elected to continue to account for its stock-based compensation under APB 25. However, pro forma disclosures as if the Company adopted the cost recognition requirements under SFAS No. 123 are presented below.

  Had compensation cost been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net income and earnings per common share would have approximated the pro forma amounts below:

                                                      NINE MONTHS TWELVE MONTHS
                                                      ENDED MARCH     ENDED
                                                       31, 1997   JUNE 30, 1996
                                                      ----------- -------------
Net Income (in thousands):
  As reported........................................   $17,232      $15,276
  Pro forma..........................................   $16,607      $14,800
Earnings per share:
  As reported........................................   $  0.84      $  0.77
  Pro forma..........................................   $  0.81      $  0.75

  The pro forma effect on net earnings for 1997 and 1996 is not representative of the pro forma effect on net earnings in future years because it does not take into consideration pro forma compensation expense related to grants prior to July 1, 1995.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  A summary of the Company's stock options as of March 31, 1997 and June 30, 1996 and 1995 and changes during the periods ended on those dates is presented below:

                                                     WEIGHTED-AVERAGE NUMBER OF
                                                      EXERCISE PRICE   SHARES
                                                     ---------------- ---------
Balance at June 30, 1994............................      $ 7.98        721,500
  Granted...........................................       11.54        244,391
  Exercised.........................................        5.00        (83,031)
  Expired or cancelled..............................       11.31        (19,900)
                                                          ------      ---------
Balance at June 30, 1995............................        9.20        862,960
  Granted...........................................       12.70        164,000
  Exercised.........................................        8.03        (24,460)
  Expired or cancelled..............................       10.97        (14,000)
                                                          ------      ---------
Balance at June 30, 1996............................        9.78        988,500
  Granted...........................................       15.48        366,500
  Exercised.........................................        7.75       (114,000)
  Expired or cancelled..............................       12.94        (10,000)
                                                          ------      ---------
Balance at March 31, 1997...........................      $11.64      1,231,000
                                                          ======      =========

  As of March 31, 1997, June 30, 1996 and 1995, the number of options exercisable under the stock option plans was 864,500; 838,500; and 699,960, respectively; and the weighted average exercise price of those options was $10.02, $9.25 and $8.32, respectively.

  The weighted average fair value at date of grant for options granted during 1997 and 1996 was $5.30 and $4.35 per option, respectively. The fair value of options granted during the periods presented is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:
(a) dividend yield of 0.00%; (b) expected volatility of 40%; (c) risk-free interest rate of 6.4%; and (d) expected life of 3 years.

  The following table summarizes information about stock options outstanding as of March 31, 1997:

                                 OPTIONS OUTSTANDING         OPTIONS EXERCISABLE
                          --------------------------------- ----------------------
                                      WGTD. AVG.
                                      REMAINING  WGTD. AVG.             WGTD. AVG.
                            NUMBER      CONTR.    EXERCISE    NUMBER     EXERCISE
RANGE OF EXERCISE PRICES  OUTSTANDING    LIFE      PRICE    EXERCISABLE   PRICE
------------------------  ----------- ---------- ---------- ----------- ----------
$ 6.75--$ 8.25..........     416,500     4.05      $ 7.16     416,500     $ 7.16
$11.50--$13.00..........     642,500     7.71      $12.53     438,000     $12.61
$15.44--$19.625.........     172,000     9.57      $19.16      10,000     $15.44
$ 6.75--$19.625.........                 6.73      $11.64                 $10.02
                           ---------                          -------
                           1,231,000                          864,500
                           =========                          =======

L--SEGMENT INFORMATION

  The Company operates principally in two business segments: Helicopter Activities and GPM. Air Log and Bristow are major suppliers of helicopter transportation services to the worldwide offshore oil and gas industry. GPM provides production management services, contract personnel, and medical support services to the domestic and international oil and gas industry. The information presented has been restated to reflect CPS as discontinued operations. Identifiable assets include net assets relating to CPS of $6.7 million, $7.2 million, and $6.3 million

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES as of March 31, 1997 and June 30, 1996 and 1995, respectively. The following shows industry segment information for the nine months ended March 31, 1997 and the twelve months ended June 30, 1996 and 1995 (in thousands):

                                                               TWELVE MONTHS
                                                 NINE MONTHS ------------------
                                                  MARCH 31,  JUNE 30,  JUNE 30,
                                                    1997       1996      1995
                                                 ----------- --------  --------
Operating Revenues: (1)
  Helicopter Activities.........................  $143,647   $ 86,080  $ 85,526
  GPM...........................................    23,481     31,209    32,810
                                                  --------   --------  --------
    Total.......................................  $167,128   $117,289  $118,336
                                                  ========   ========  ========
Operating Profit (loss):
  Helicopter Activities.........................  $ 27,142   $ 17,612  $ 24,079
  GPM...........................................     1,182       (183)      223
                                                  --------   --------  --------
    Total segment operating profit..............  $ 28,324   $ 17,429  $ 24,302
Corporate overhead..............................    (3,110)    (4,063)   (4,033)
Earnings from unconsolidated entities...........     2,602      4,056     4,050
Interest income, net............................    (2,228)     3,725     2,378
                                                  --------   --------  --------
Pretax income...................................  $ 25,588   $ 21,147  $ 26,697
                                                  ========   ========  ========

--------
(1) Net of Inter-Segment revenues of $2,246,000; $3,823,000 and $4,428,000 for
    March 31, 1997 and June 30, 1996 and 1995, respectively.

                                                           CAPITAL EXPENDITURES
                                                           ---------------------
                                                            1997   1996    1995
                                                           ------ ------- ------
Helicopter Activities..................................... $9,835 $11,908 $2,609
GPM.......................................................    112      99    198
                                                           ------ ------- ------
  Total................................................... $9,947 $12,007 $2,807
                                                           ====== ======= ======

                                                             DEPRECIATION AND
                                                               AMORTIZATION
                                                           ---------------------
                                                            1997    1996   1995
                                                           ------- ------ ------
Helicopter Activities..................................... $11,531 $7,083 $7,357
GPM.......................................................   1,003  1,347  1,727
Corporate.................................................      90    119    116
                                                           ------- ------ ------
  Total................................................... $12,624 $8,549 $9,200
                                                           ======= ====== ======

                                                         IDENTIFIABLE ASSETS
                                                      --------------------------
                                                        1997     1996     1995
                                                      -------- -------- --------
Helicopter Activities................................ $607,458 $164,560 $152,150
GPM..................................................   26,279   26,684   30,529
Corporate and other..................................   40,476   39,497   35,304
                                                      -------- -------- --------
  Total.............................................. $674,213 $230,741 $217,983
                                                      ======== ======== ========

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

  Segment information by geographic areas for the nine month period ended March 31, 1997 and the years ended June 30, 1996 and 1995 is as follows (thousands of dollars):

                                                   NINE MONTHS   TWELVE MONTHS
                                                      ENDED     ENDED JUNE 30,
                                                    MARCH 31,  -----------------
                                                      1997       1996     1995
                                                   ----------- -------- --------
Operating Revenue:
  United States...................................  $ 83,875   $102,071 $104,545
  United Kingdom/Europe...........................    41,736        --       --
  International...................................    41,517     15,218   13,791
                                                    --------   -------- --------
                                                    $167,128   $117,289 $118,336
                                                    ========   ======== ========
Operating Profit:
  United States...................................  $ 16,602   $ 12,655 $ 19,736
  United Kingdom/Europe...........................     4,067        --       --
  International...................................     7,655      4,774    4,566
                                                    --------   -------- --------
                                                    $ 28,324   $ 17,429 $ 24,302
                                                    ========   ======== ========
Identifiable Assets:
  United States...................................  $163,766   $170,081 $165,510
  United Kingdom/Europe...........................   336,693        --       --
  International...................................   173,754     60,660   52,473
                                                    --------   -------- --------
                                                    $674,213   $230,741 $217,983
                                                    ========   ======== ========

  During 1997, 1996, and 1995, Air Log and Bristow conducted operations in approximately ten foreign countries as well as in the United States and the United Kingdom. Due to the nature of the principal assets of the Company, they are regularly and routinely moved between operating areas (both domestic and foreign) to meet changes in market and operating conditions. Revenue earned from any single customer did not exceed 10% of total revenues during 1997, 1996, or 1995. Equipment registered in one country is chartered to other operating areas from time to time at rates sufficient to cover costs plus a reasonable return. These revenues ($7,063,000 in 1997; $7,441,000 in 1996; and $7,118,000 in 1995) have been eliminated in the amounts shown above.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

M--QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

  The following quarterly financial data has been restated to reflect CPS as discontinued operations.

                                                       QUARTER ENDED
                                              ---------------------------------
                                               SEPT.
                                                30     DEC. 31 MAR. 31  JUNE 30
                                              -------  ------- -------  -------
                                               (THOUSANDS OF DOLLARS, EXCEPT
                                                    PER SHARE AMOUNTS)
1997
  Gross revenue.............................. $32,872  $41,459 $94,019      N/A
  Gross profit...............................   8,690    9,347  18,583      N/A
  Income from continuing operations..........   5,781    5,522   6,322      N/A
  Income from discontinued operations........      74       86    (553)     N/A
  Net income................................. $ 5,855  $ 5,608 $ 5,769      N/A
  Net income (loss) per common share:
    Income from continuing operations........ $  0.30  $  0.28 $  0.29      N/A
    Income from discontinued operations......     --       --    (0.02)     N/A
                                              -------  ------- -------
      Net income............................. $  0.30  $  0.28 $  0.27      N/A
                                              =======  ======= =======  =======
1996
  Gross revenue.............................. $28,959  $29,143 $28,592  $30,149
  Gross profit...............................   6,001    4,877   5,883    5,840
  Income from continuing operations..........   3,693    3,238   4,060    4,033
  Income from discontinued operations........     (34)     218      51       17
  Net income................................. $ 3,659  $ 3,456 $ 4,111  $ 4,050
  Net income (loss) per common share:
    Income from continuing operations........ $  0.19  $  0.17 $  0.21  $  0.20
    Income from discontinued operations......     --      0.01     --       --
                                              -------  ------- -------  -------
      Net income............................. $  0.19  $  0.18 $  0.21  $  0.20
                                              =======  ======= =======  =======
1995
  Gross revenue.............................. $26,225  $32,561 $30,175  $29,961
  Gross profit...............................   7,691    7,414   6,640    7,269
  Income from continuing operations..........   5,018    5,120   4,258    4,566
  Income from discontinued operations........     --        99    (377)    (234)
  Net income................................. $ 5,018  $ 5,220 $ 3,880  $ 4,332
  Net income (loss) per common share:
    Income from continuing operations........ $  0.28  $  0.26 $  0.22  $  0.23
    Income from discontinued operations......     --      0.01   (0.02)   (0.01)
                                              -------  ------- -------  -------
      Net income............................. $  0.28  $  0.27 $  0.20  $  0.22
                                              =======  ======= =======  =======

N--SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

  On January 27, 1998, the Company completed the sale of $100 million 7 7/8% Senior Notes due 2008, which were discounted to yield 7.915%. The net proceeds to the Company were $97.2 million. In connection with the sale of the Senior Notes, certain of the Company's subsidiaries (the "Guarantor Subsidiaries") jointly, severally and unconditionally guaranteed the payment obligations under the Senior Notes. The following supplemental financial information sets forth, on an unconsolidated basis, the balance sheet, statement of income and cash flow information for Offshore Logistics, Inc. ("Parent Company Only"), for the Guarantor Subsidiaries and for Offshore Logistics, Inc.'s other subsidiaries (the "Non-Guarantor Subsidiaries").

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                 MARCH 31, 1997

                           PARENT                    NON-
                          COMPANY    GUARANTOR    GUARANTOR
         ASSETS             ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
         ------           --------  ------------ ------------ ------------ ------------
Current assets:
  Cash and cash
   equivalents..........  $ 21,459    $  3,545     $  4,825    $      --     $ 29,829
  Accounts receivable...     1,383      20,036       71,034       (4,185)      88,268
  Inventories...........        --      25,258       45,569           --       70,827
  Net assets of
   discontinued
   operations...........        --          --        6,338          348        6,686
  Prepaid expenses......       334         518           35           --          887
                          --------    --------     --------    ---------     --------
    Total current
     assets.............    23,176      49,357      127,801       (3,837)     196,497
Intercompany investment.   276,946          --           --     (276,946)          --
Investments in
 unconsolidated
 entities...............     1,109         229        7,912           --        9,250
Intercompany notes
 receivable.............    36,691        (111)          --      (36,580)          --
Property and equipment--
 at cost:
  Land and buildings....        --       2,983       10,192           --       13,175
  Aircraft and
   equipment............     3,486     122,593      371,593           --      497,672
                          --------    --------     --------    ---------     --------
                             3,486     125,576      381,785           --      510,847
Less: accumulated
 depreciation and
 amortization...........    (2,533)    (60,625)     (11,307)          --      (74,465)
                          --------    --------     --------    ---------     --------
                               953      64,951      370,478           --      436,382
Other assets, primarily
 goodwill...............    10,537      21,106          350           91       32,084
                          --------    --------     --------    ---------     --------
                          $349,412    $135,532     $506,541    $(317,272)    $674,213
                          ========    ========     ========    =========     ========
   LIABILITIES AND STOCKHOLDERS' INVESTMENT
   ----------------------------------------
Current Liabilities:
  Accounts payable......  $    151    $  4,051     $ 26,964    $      --     $ 31,166
  Accrued liabilities...     6,366       6,700       27,422       (1,896)      38,592
  Deferred taxes........        --          --       17,968           --       17,968
  Current maturities of
   long-term debt.......        --          --       51,240           --       51,240
                          --------    --------     --------    ---------     --------
    Total current
     liabilities........     6,517      10,751      123,594       (1,896)     138,966
  Long-term debt, less
   current maturities...    98,000          --      101,631           --      199,631
  Intercompany notes
   payable..............        --          --       29,236      (29,236)          --
  Deferred credits......        --          --          622           --          622
  Deferred taxes........        --      19,572       80,162       (8,289)      91,445
  Minority interests....     8,643          --          833         (833)       8,643
Stockholders'
 Investment:
  Common Stock..........       211       1,041        4,033       (5,074)         211
  Additional paid-in
   capital..............   115,346      24,269      123,362     (147,631)     115,346
  Retained earnings.....   120,786      79,899       43,047     (122,946)     120,786
  Cumulative translation
   adjustment...........       (91)         --           21       (1,367)      (1,437)
                          --------    --------     --------    ---------     --------
                           236,252     105,209      170,463     (277,018)     234,906
                          --------    --------     --------    ---------     --------
                          $349,412    $135,532     $506,541    $(317,272)    $674,213
                          ========    ========     ========    =========     ========

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

                        NINE MONTHS ENDED MARCH 31, 1997

                          PARENT                    NON-
                          COMPANY   GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
GROSS REVENUE
Operating revenue.......  $    18    $83,440      $83,670      $    --      $167,128
Intercompany revenue....      105      7,463            3        7,571            --
Gain (loss) on disposal
 of equipment...........       20      1,090          112           --         1,222
                          -------    -------      -------      -------      --------
                              143     91,993       83,785        7,571       168,350
OPERATING EXPENSES
Direct cost.............       (1)    65,762       53,345           --       119,106
Intercompany expense....       --          3        7,568       (7,571)           --
Depreciation and
 amortization...........       90      5,849        6,685           --        12,624
General and
 administrative.........    3,110      3,839        4,457           --        11,406
                          -------    -------      -------      -------      --------
                            3,199     75,453       72,055       (7,571)      143,136
                          -------    -------      -------      -------      --------
OPERATING INCOME........   (3,056)    16,540       11,730           --        25,214
Earnings from
 unconsolidated
 entities...............   19,666         --        2,784       19,848         2,602
Interest income.........    1,990        237        1,478          405         3,300
Interest expense........    1,734         23        4,176         (405)        5,528
                          -------    -------      -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 PROVISION FOR INCOME
 TAXES..................   16,866     16,754       11,816       19,848        25,588
Allocation of
 consolidated income
 taxes..................   (1,040)     5,403        3,312           --         7,675
Minority interest.......     (281)        --           (7)          --          (288)
                          -------    -------      -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS.............   17,625     11,351        8,497       19,848        17,625
Discontinued operations:
  Income (Loss) from CPS
   operations...........     (393)        --         (890)        (890)         (393)
                          -------    -------      -------      -------      --------
NET INCOME..............  $17,232    $11,351      $ 7,607      $18,958      $ 17,232
                          =======    =======      =======      =======      ========

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                        NINE MONTHS ENDED MARCH 31, 1997

                           PARENT                     NON-
                           COMPANY    GUARANTOR    GUARANTOR
                            ONLY     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          ---------  ------------ ------------ ------------ ------------
Net cash provided by
 operating activities...  $   9,120    $ 4,598      $  1,319      $  934     $  15,971
Cash flows from
 investing activities:
  Capital expenditures..        (30)    (7,108)       (2,968)         --       (10,106)
  Proceeds from asset
   dispositions.........         20      1,599         4,407          --         6,026
  Bristow investment....   (109,286)        --       (46,165)         --      (155,451)
  Acquisitions, net of
   cash received........         --         --        (1,675)         --        (1,675)
  Proceeds from maturity
   of marketable
   securities...........      5,000         --        15,001          --        20,001
                          ---------    -------      --------      ------     ---------
Net cash used in
 investing activities...   (104,296)    (5,509)      (31,400)         --      (141,205)
Cash flows from
 financing activities:
  Proceeds from
   borrowings...........     89,094         --         8,542      (1,000)       96,636
  Repayment of debt.....         --         --          (434)         --          (434)
  Issuance of common
   stock................      1,899         --            --          --         1,899
                          ---------    -------      --------      ------     ---------
Net cash provided by
 (used in) financing
 activities.............     90,993         --         8,108      (1,000)       98,101
                          ---------    -------      --------      ------     ---------
Effect of exchange rate
 changes in cash........         --         --            23          --            23
                          ---------    -------      --------      ------     ---------
Net decrease in cash and
 cash equivalents.......     (4,183)      (911)      (21,950)        (66)      (27,110)
Cash and cash
 equivalents at
 beginning of period....     25,642      4,456        26,775          66        56,939
                          ---------    -------      --------      ------     ---------
Cash and cash
 equivalents at end of
 period.................  $  21,459    $ 3,545      $  4,825      $   --     $  29,829
                          =========    =======      ========      ======     =========

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                                 JUNE 30, 1996

                           PARENT                    NON-
                          COMPANY    GUARANTOR    GUARANTOR
         ASSETS             ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
         ------           --------  ------------ ------------ ------------ ------------
Current assets:
  Cash and cash
   equivalents..........  $ 25,642    $  4,456     $26,775     $      66     $ 56,939
  Investments in
   marketable
   securities...........     4,992          --      14,975            --       19,967
  Accounts receivable...       909      20,347       3,521        (2,567)      22,210
  Inventories...........        --      22,099         718            --       22,817
  Net assets of
   discontinued
   operations...........        --          --       7,221            --        7,221
  Prepaid expenses......        71         358          55            --          484
                          --------    --------     -------     ---------     --------
    Total current
     assets.............    31,614      47,260      53,265        (2,501)     129,638
Intercompany investment.   147,618          --          --      (147,618)          --
Investments in
 unconsolidated
 entities...............     1,276         229       7,287            --        8,792
Intercompany note
 receivables............    19,894         (52)         --       (19,842)          --
Property and equipment--
 at cost:
  Land and buildings....        --       2,977          --            --        2,977
  Aircraft and
   equipment............     3,456     116,967      12,043            --      132,466
                          --------    --------     -------     ---------     --------
                             3,456     119,944      12,043            --      135,443
Less: accumulated
 depreciation and
 amortization...........    (2,443)    (56,526)     (4,733)           --      (63,702)
                          --------    --------     -------     ---------     --------
                             1,013      63,418       7,310            --       71,741
Other assets, primarily
 goodwill...............         5      20,295         158           112       20,570
                          --------    --------     -------     ---------     --------
                          $201,420    $131,150     $68,020     $(169,849)    $230,741
                          ========    ========     =======     =========     ========
   LIABILITIES AND STOCKHOLDERS' INVESTMENT
   ----------------------------------------
Current Liabilities:
  Accounts payable......  $     79    $  1,877     $   234     $    (786)    $  1,404
  Accrued liabilities...     1,658       5,307       1,433        (1,557)       6,841
                          --------    --------     -------     ---------     --------
    Total current
     liabilities........     1,737       7,184       1,667        (2,343)       8,245
  Intercompany notes
   payable..............        --         693      19,083       (19,776)          --
  Deferred credits......        --          --       2,487            --        2,487
  Deferred taxes........        --      15,097       4,174            --       19,271
  Minority interest.....        --          --       1,055            --        1,055
Stockholders'
 Investment:
  Common Stock..........       195       1,041       3,541        (4,582)         195
  Additional paid-in
   capital..............    95,934      24,269         413       (24,682)      95,934
  Retained earnings.....   103,554      82,866      35,600      (118,466)     103,554
                          --------    --------     -------     ---------     --------
                           199,683     108,176      39,554      (147,730)     199,683
                          --------    --------     -------     ---------     --------
                          $201,420    $131,150     $68,020     $(169,849)    $230,741
                          ========    ========     =======     =========     ========

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

                        FOR THE YEAR ENDED JUNE 30, 1996

                          PARENT                    NON-
                          COMPANY   GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
GROSS REVENUE
Operating revenue.......  $    18    $101,762     $15,509      $    --      $117,289
Intercompany revenue....      124       7,714          --        7,838            --
Gain (loss) on disposal
 of equipment...........       --        (446)         --           --          (446)
                          -------    --------     -------      -------      --------
                              142     109,030      15,509        7,838       116,843
OPERATING EXPENSES
Direct cost.............      (14)     83,674       2,033           --        85,693
Intercompany expense....       --          --       7,838       (7,838)           --
Depreciation and
 amortization...........      119       7,663         767           --         8,549
General and
 administrative.........    3,614       5,516         105           --         9,235
                          -------    --------     -------      -------      --------
                            3,719      96,853      10,743       (7,838)      103,477
                          -------    --------     -------      -------      --------
OPERATING INCOME........   (3,577)     12,177       4,766           --        13,366
Earnings from
 unconsolidated
 entities...............   16,286          --       4,056       16,286         4,056
Interest income.........    1,762         230       2,168          135         4,025
Interest expense........      298         137          --         (135)          300
                          -------    --------     -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 PROVISION FOR INCOME
 TAXES..................   14,173      12,270      10,990       16,286        21,147
Allocation of
 consolidated income
 taxes..................     (851)      3,987       2,987           --         6,123
                          -------    --------     -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS.............   15,024       8,283       8,003       16,286        15,024
Discontinued operations:
  Income (Loss) from CPS
   operations...........      252          --        (143)        (143)          252
                          -------    --------     -------      -------      --------
NET INCOME..............  $15,276    $  8,283     $ 7,860      $16,143      $ 15,276
                          =======    ========     =======      =======      ========

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 1996

                          PARENT                    NON-
                          COMPANY   GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
Net cash provided by
 operating activities...  $ 5,398     $7,760      $ 9,572        $66        $ 22,796
Cash flows from
 investing activities:
  Capital expenditures..       --     (7,360)      (5,175)        --         (12,535)
  Proceeds from asset
   dispositions.........       --        128           57         --             185
  Investments in
   marketable
   securities...........   (2,988)        --       (8,964)        --         (11,952)
  Proceeds from maturity
   of marketable
   securities...........    2,997         --        8,991         --          11,988
                          -------     ------      -------        ---        --------
Net cash provided by
 (used in) investing
 activities.............        9     (7,232)      (5,091)        --         (12,314)
Cash flows from
 financing activities:
  Repayment of debt.....   (2,000)        --           --         --          (2,000)
  Issuance of common
   stock................      556         --           --         --             556
                          -------     ------      -------        ---        --------
Net cash provided by
 (used in) financing
 activities.............   (1,444)        --           --         --          (1,444)
                          -------     ------      -------        ---        --------
Net increase in cash and
 cash equivalents.......    3,963        528        4,481         66           9,038
Cash and cash
 equivalents at
 beginning of year......   21,679      3,928       22,294         --          47,901
                          -------     ------      -------        ---        --------
Cash and cash
 equivalents at end of
 year...................  $25,642     $4,456      $26,775        $66        $ 56,939
                          =======     ======      =======        ===        ========

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

                        FOR THE YEAR ENDED JUNE 30, 1995

                          PARENT                    NON-
                          COMPANY   GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
GROSS REVENUE
Operating revenue.......  $    99    $104,445     $13,792      $    --      $118,336
Intercompany revenue....      160       6,686          --        6,846            --
Gain (loss) on disposal
 of equipment...........       --         586          --           --           586
                          -------    --------     -------      -------      --------
                              259     111,717      13,792        6,846       118,922
OPERATING EXPENSES
Direct cost.............      (27)     78,472       2,263           --        80,708
Intercompany expense....       --          --       6,846       (6,846)           --
Depreciation and
 amortization...........      116       8,628         456           --         9,200
General and
 administrative.........    3,694       4,948         103           --         8,745
                          -------    --------     -------      -------      --------
                            3,783      92,048       9,668       (6,846)       98,653
                          -------    --------     -------      -------      --------
OPERATING INCOME........   (3,524)     19,669       4,124           --        20,269
Earnings from
 unconsolidated
 entities...............   20,501          --       4,050       20,501         4,050
Interest income.........    1,300          68       1,785          206         2,947
Interest expense........      537         237           1         (206)          569
                          -------    --------     -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 PROVISION FOR INCOME
 TAXES..................   17,740      19,500       9,958       20,501        26,697
Allocation of
 consolidated income
 taxes..................   (1,222)      6,212       2,745           --         7,735
                          -------    --------     -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS.............   18,962      13,288       7,213       20,501        18,962
Discontinued operations:
  Income (Loss) from CPS
   operations...........     (512)         --      (1,228)      (1,228)         (512)
                          -------    --------     -------      -------      --------
NET INCOME..............  $18,450    $ 13,288     $ 5,985      $19,273      $ 18,450
                          =======    ========     =======      =======      ========

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JUNE 30, 1995

                         PARENT                    NON-
                         COMPANY   GUARANTOR    GUARANTOR
                          ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         -------  ------------ ------------ ------------ ------------
Net cash provided by
 operating activities... $20,972    $ 2,582      $ 7,221        $--        $30,775
Cash flows from
 investing activities:
  Capital expenditures..  (2,609)      (199)        (400)        --         (3,208)
  Proceeds from asset
   dispositions.........      --      2,989           57         --          3,046
  Acquisitions, net of
   cash received........    (608)        --       (7,626)        --         (8,234)
                         -------    -------      -------        ---        -------
Net cash used in
 investing activities...  (3,217)     2,790       (7,969)        --         (8,396)
Cash flows from
 financing activities:
  Repayment of debt.....  (2,000)    (2,235)          --         --         (4,235)
  Issuance of common
   stock................   2,532         --           --         --          2,532
                         -------    -------      -------        ---        -------
Net cash provided by
 (used in) financing
 activities.............     532     (2,235)          --         --         (1,703)
                         -------    -------      -------        ---        -------
Net increase (decrease)
 in cash and cash
 equivalents............  18,287      3,137         (748)        --         20,676
Cash and cash
 equivalents at
 beginning of year......   3,392        791       23,042         --         27,225
                         -------    -------      -------        ---        -------
Cash and cash
 equivalents at end of
 year................... $21,679    $ 3,928      $22,294        $--        $47,901
                         =======    =======      =======        ===        =======

      NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

(1) The supplemental condensed consolidating financial information has been prepared pursuant to the rules and regulations for condensed financial information and does not include all disclosures included in annual financial statements, although the Company believes that the disclosures made are adequate to make the information presented not misleading. Certain reclassifications were made to conform all of the financial information to the financial presentation on a consolidated basis. The principal eliminating entries eliminate investments in subsidiaries, intercompany balances and intercompany revenues and expenses.

(2) Subsequent to December 31, 1997, the Company formed a new wholly owned subsidiary and contributed the Company's operating assets, separate from its investment in its subsidiaries, to the newly formed subsidiary. The subsidiary is a Guarantor Subsidiary. For purposes of the historical supplemental financial information, the Company has presented the aforementioned operating assets and related operating results together with the operating assets and results of the other Guarantor Subsidiaries.

(3) The allocation of the consolidated income tax provision was allocated using the with and without allocation method.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                    NINE MONTHS ENDED
                                                      DECEMBER 31,
                                                    ------------------
                                                      1997      1996
                                                    --------  --------
                                                     (THOUSANDS OF DOLLARS,
                                                    EXCEPT PER SHARE AMOUNTS)
Gross revenue:
  Operating revenue................................ $320,969  $104,088
  Gain (loss) on disposal of equipment.............     (473)      392
                                                    --------  --------
                                                     320,496   104,480
Operating expenses:
  Direct cost......................................  233,903    73,164
  Depreciation and amortization....................   24,401     7,439
  General and administrative.......................   20,517     7,479
                                                    --------  --------
                                                     278,821    88,082
                                                    --------  --------
Operating income...................................   41,675    16,398
Earnings from unconsolidated entities..............    5,006     3,374
Interest income....................................    2,151     3,373
Interest expense...................................   15,584       810
                                                    --------  --------
Income from continuing operations before provision
 for income taxes..................................   33,248    22,335
Provision for income taxes.........................    9,973     6,965
Minority interest..................................     (760)      (34)
                                                    --------  --------
Income from continuing operations..................   22,515    15,336
Discontinued operations:
  Income (Loss) from CPS operations................     (230)      178
  Gain on sale of CPS..............................      384        --
                                                    --------  --------
                                                         154       178
                                                    --------  --------
Net income......................................... $ 22,669  $ 15,514
                                                    ========  ========
Basic:
  Income per common share:
  Continuing operations............................ $   1.06  $   0.78
  Discontinued operations..........................       --      0.01
                                                    --------  --------
    Net income per common share.................... $   1.06  $   0.79
                                                    ========  ========
Diluted:
  Income per common share:
    Continuing operations.......................... $   0.99  $   0.77
    Discontinued operations........................       --      0.01
                                                    --------  --------
      Net income per common share.................. $   0.99  $   0.78
                                                    ========  ========

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                                         DECEMBER 31, MARCH 31,
                         ASSETS                              1997       1997
                         ------                          ------------ ---------
                                                         (THOUSANDS OF DOLLARS)
Current Assets:
  Cash and cash equivalents.............................  $  22,631   $ 29,829
  Accounts receivable...................................     79,456     88,268
  Inventories...........................................     74,851     70,827
  Net assets of discontinued operations.................         --      6,686
  Prepaid expenses......................................      1,994        887
                                                          ---------   --------
    Total current assets................................    178,932    196,497
Investments in unconsolidated entities..................     10,234      9,250
Property and equipment--at cost:
  Land and buildings....................................     13,033     13,175
  Aircraft and equipment................................    542,329    497,672
                                                          ---------   --------
                                                            555,362    510,847
Less: accumulated depreciation and amortization.........    (90,874)   (74,465)
                                                          ---------   --------
                                                            464,488    436,382
Other assets, primarily goodwill........................     30,838     32,084
                                                          ---------   --------
                                                          $ 684,492   $674,213
                                                          =========   ========
        LIABILITIES AND STOCKHOLDERS' INVESTMENT
        ----------------------------------------
Current Liabilities:
  Accounts payable......................................  $  32,570   $ 31,166
  Accrued liabilities...................................     37,497     38,592
  Deferred taxes........................................     18,105     17,968
  Current maturities of long-term debt..................      6,112     51,240
                                                          ---------   --------
    Total current liabilities...........................     94,284    138,966
  Long-term debt, less current maturities...............    220,857    199,631
  Deferred credits......................................      1,187        622
  Deferred taxes........................................     92,063     91,445
  Minority interest.....................................      9,478      8,643
Stockholders' Investment:
  Common Stock, $.01 par value, authorized 35,000,000
   shares; outstanding 21,854,921 and 21,081,133 at
   December 31, and March 31, respectively (exclusive of
   517,550 treasury shares).............................        219        211
  Additional paid-in capital............................    123,061    115,346
  Retained earnings.....................................    143,455    120,786
  Cumulative translation adjustment.....................       (112)    (1,437)
                                                          ---------   --------
                                                            266,623    234,906
                                                          ---------   --------
                                                          $ 684,492   $674,213
                                                          =========   ========

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           NINE MONTHS ENDED
                                                             DECEMBER 31,
                                                           ------------------
                                                             1997      1996
                                                           --------  --------
                                                             (THOUSANDS OF
                                                               DOLLARS)
Cash flows from operating activities:
  Net income.............................................. $ 22,669  $ 15,514
Adjustments to reconcile net income to cash provided by
 operating activities:
  Depreciation and amortization...........................   24,401     7,990
  Increase (decrease) in deferred taxes...................    7,283      (162)
  (Gain) loss on asset dispositions.......................      473      (344)
  Equity in earnings from unconsolidated entities over
   dividends received.....................................     (666)       --
  Minority interest in earnings...........................      760        (1)
  Discontinued operations.................................      230      (178)
  (Increase) decrease in accounts receivable..............    9,817    (5,500)
  Increase in inventories.................................   (3,454)   (1,729)
  Increase in prepaid expenses and other..................   (1,581)   (2,887)
  Decrease in accounts payable............................     (993)   (1,900)
  Increase (decrease) in accrued liabilities..............   (2,733)   10,269
  Increase in deferred credits............................      566       618
                                                           --------  --------
Net cash provided by operating activities.................   56,772    21,690
                                                           --------  --------
Cash flows from investing activities:
  Capital expenditures....................................  (59,260)   (4,290)
  Proceeds from asset dispositions........................   10,540     1,046
  Proceeds from CPS disposal..............................    5,700        --
  Proceeds from maturity of marketable securities.........       --    20,001
  Cash used in Bristow transaction, net of cash received..       --  (153,029)
  Acquisitions, net of cash received......................     (353)       --
                                                           --------  --------
Net cash used in investing activities.....................  (43,373) (136,272)
                                                           --------  --------
Cash flows from financing activities:
  Proceeds from borrowings................................   27,120    88,418
  Repayment of debt.......................................  (55,844)   (2,000)
  Issuance of common stock................................    7,723     1,576
                                                           --------  --------
Net cash provided by (used in) financing activities.......  (21,001)   87,994
                                                           --------  --------
Effect of exchange rate changes in cash...................      404         7
Net decrease in cash and cash equivalents.................   (7,198)  (26,581)
Cash and cash equivalents at beginning of period..........   29,829    53,273
                                                           --------  --------
Cash and cash equivalents at end of quarter............... $ 22,631  $ 26,692
                                                           ========  ========
Supplemental disclosure of cash flow information
Cash paid during the period for:
  Interest................................................ $ 16,514  $  2,827
  Income taxes............................................      957     6,338

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

NOTE A--BASIS OF PRESENTATION

  The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations for condensed financial statements and do not include all information and footnotes necessary for a fair presentation of financial position, results of operations, and cash flows in conformity with generally accepted accounting principles. In the opinion of management, any adjustments considered necessary for a fair presentation have been included. Operating results for the nine months ended December 31, 1997, are not necessarily indicative of the results that may be expected for the year ending March 31, 1998. For further information, refer to the consolidated financial statements and footnotes included in the Company's Annual Report on Form 10-K for the nine month period ended March 31, 1997.

NOTE B--INVESTMENT IN BRISTOW

  On December 19, 1996, OLOG acquired 49% of the common stock and a significant amount of Bristow Aviation Holdings, Ltd. ("Bristow") subordinated debt as detailed below. Bristow is incorporated in England and holds all of the outstanding shares in Bristow Helicopter Group Limited ("BHGL"). Bristow provides helicopter services to the North Sea oil and gas industry. Services consist of short and long range crew change flights, offshore-based and inter-platform shuttle operations, and search and rescue missions. Bristow also operates aircraft in Australia, Brunei, Cambodia, China, Nigeria, South America and Vietnam among others.

  The investment was accounted for by the purchase method of accounting under Accounting Principals Board Opinion No. 16, as amended, and accordingly, the results of operations of Bristow for the nine months ended December 31, 1997 are included in the accompanying consolidated financial statements. The total consideration has been allocated to Bristow's assets and liabilities based on the estimated fair market value as of December 19, 1996.

  The following unaudited pro forma financial information for the Company gives effect to the Bristow investment as if it had occurred on April 1, 1996. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on the date indicated, or which may result in the future. The pro forma results follow (in thousands, except per share data):

                                                               NINE MONTHS ENDED
                                                               DECEMBER 31, 1996
                                                               -----------------
                                                                  (UNAUDITED)
      Gross revenue...........................................     $293,168
                                                                   ========
      Income from continuing operations.......................     $ 17,521
                                                                   ========
      Earnings per common share
      Income from continuing operations:
        Basic.................................................     $   0.84
                                                                   ========
        Diluted...............................................     $   0.81
                                                                   ========

NOTE C--EARNINGS PER SHARE

  In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share". SFAS No. 128 replaced the previously reported primary and fully-diluted earnings per share with basic and diluted earnings per share.

  Basic earnings per common share were computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share for the three months and nine months ended December 31, 1996 and 1997 were determined on the assumptions that the convertible debt was converted upon issuance on December 17, 1996 and on April 1, 1997, respectively. The Company adopted SFAS No. 128, "Earnings per Share," effective December 15, 1997. All income per share amounts for all periods have been presented, and where necessary, restated to conform to the requirements of SFAS No. 128. The following table sets forth the computation of basic and diluted income from continuing operations per share:

                                                             NINE MONTHS ENDED
                                                               DECEMBER 31,
                                                           ---------------------
                                                              1997       1996
                                                           ---------- ----------
Income from Continuing Operations (thousands of dollars):
  Income available to common stockholders................  $   22,669 $   15,336
  Interest on convertible debt, net of taxes.............       3,087        149
                                                           ---------- ----------
  Income available to common stockholders, plus assumed
   conversions...........................................  $   25,756 $   15,485
                                                           ========== ==========
Shares:
  Weighted average number of common shares outstanding...  21,355,546 19,572,791
  Options................................................     322,277    314,400
  Warrants...............................................          --     26,174
  Convertible debt.......................................   4,286,520    186,370
                                                           ---------- ----------
  Weighted average number of common shares outstanding,
   plus assumed conversions..............................  25,964,343 20,099,735
                                                           ========== ==========
Income from Continuing Operations:
  Basic earnings per share...............................  $     1.06 $     0.78
                                                           ========== ==========
  Diluted earnings per share.............................  $     0.99 $     0.77
                                                           ========== ==========

NOTE D--DISCONTINUED OPERATIONS

  On July 16, 1997, the Company finalized the sale of its investment in Cathodic Protection Services to Corrpro Companies, Inc. As a result of the sale, the consolidated financial statements of the Company have been adjusted and restated to reflect the results of operations and net assets of CPS as a discontinued operation in accordance with generally accepted accounting principles.

NOTE E--SENIOR NOTES

  On January 27, 1998, the Company completed the sale of $100 million aggregate principal amount of 7.875% Senior Notes due 2008 discounted to yield 7.915%, which resulted in net proceeds to the Company of $97.2 million. On January 29, 1998, the Company repaid approximately (Pounds)40.9 million ($67.5 million) of Bristow debt outstanding as of December 31, 1997. The weighted average of the stated rates of interest on the indebtedness retired was 16.6%, but had been adjusted to 8.5% as a result of purchase accounting for the Company's investment in Bristow.

  In connection with the sale of the Senior Notes, certain of the Company's subsidiaries (the "Guarantor Subsidiaries") jointly, severally and unconditionally guaranteed the payment obligations under the Senior Notes. The following supplemental financial information sets forth, on an unconsolidated basis, the balance sheet, statement of income and cash flow information for the Company ("Parent Company Only"), for the Guarantor Subsidiaries and for the Company's other subsidiaries (the "Non-Guarantor Subsidiaries").

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET

                               DECEMBER 31, 1997

                           PARENT                    NON-
                          COMPANY    GUARANTOR    GUARANTOR
         ASSETS             ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
         ------           --------  ------------ ------------ ------------ ------------
Current assets:
  Cash and cash
   equivalents..........  $  3,334    $  3,625     $ 15,672    $      --     $ 22,631
  Accounts receivable...      (487)     23,321       58,887       (2,265)      79,456
  Inventories...........        --      30,525       44,326           --       74,851
  Prepaid expenses......       272         748          974           --        1,994
                          --------    --------     --------    ---------     --------
    Total current
     assets.............     3,119      58,219      119,859       (2,265)     178,932
Intercompany investment.   306,963          --           --     (306,963)          --
Investments in
 unconsolidated
 entities...............     1,108         229        8,897           --       10,234
Intercompany notes
 receivable.............    43,797        (108)          --      (43,689)          --
Property and equipment--
 at cost:
  Land and buildings....        --       3,099        9,934           --       13,033
  Aircraft and
   equipment............     3,501     134,698      404,130           --      542,329
                          --------    --------     --------    ---------     --------
                             3,501     137,797      414,064           --      555,362
Less: accumulated
 depreciation and
 amortization...........    (2,626)    (60,420)     (27,828)          --      (90,874)
                          --------    --------     --------    ---------     --------
                               875      77,377      386,236           --      464,488
Other assets, primarily
 goodwill...............    10,378      22,528          375       (2,443)      30,838
                          --------    --------     --------    ---------     --------
                          $366,240    $158,245     $515,367    $(355,360)    $684,492
                          ========    ========     ========    =========     ========
   LIABILITIES AND STOCKHOLDERS' INVESTMENT
   ----------------------------------------
Current Liabilities:
  Accounts payable......  $     89    $  3,844     $ 28,637    $      --     $ 32,570
  Accrued liabilities...     3,373       7,711       30,471       (4,058)      37,497
  Deferred taxes........        --          --       18,105           --       18,105
  Current maturities of
   long-term debt.......        --          --        6,112           --        6,112
                          --------    --------     --------    ---------     --------
    Total current
     liabilities........     3,462      11,555       83,325       (4,058)      94,284
  Long-term debt, less
   current maturities...    98,000          --      122,857           --      220,857
  Intercompany notes
   payable..............        --          --       44,390      (44,390)          --
  Deferred credits......        --          --        1,187           --        1,187
  Deferred taxes........   (11,415)     26,024       77,454           --       92,063
  Minority interests....     9,478          --           --           --        9,478
Stockholders'
 Investment:
  Common Stock..........       219       1,041        3,796       (4,837)         219
  Additional paid-in
   capital..............   123,061      24,269      124,654     (148,923)     123,061
  Retained earnings.....   143,455      95,356       57,663     (153,019)     143,455
  Cumulative translation
   adjustment...........       (20)         --           41         (133)        (112)
                          --------    --------     --------    ---------     --------
                           266,715     120,666      186,154     (306,912)     266,623
                          --------    --------     --------    ---------     --------
                          $366,240    $158,245     $515,367    $(355,360)    $684,492
                          ========    ========     ========    =========     ========

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

                      NINE MONTHS ENDED DECEMBER 31, 1997

                          PARENT                    NON-
                          COMPANY   GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
GROSS REVENUE
Operating revenue.......  $    16    $106,135     $214,818     $    --      $320,969
Intercompany revenue....       --       7,698          182       7,880            --
Gain (loss) on disposal
 of equipment...........       --        (688)         215          --          (473)
                          -------    --------     --------     -------      --------
                               16     113,145      215,215       7,880       320,496
OPERATING EXPENSES
Direct cost.............        7      82,724      151,172          --       233,903
Intercompany expense....       --         182        7,698      (7,880)           --
Depreciation and
 amortization...........      402       6,640       17,359          --        24,401
General and
 administrative.........    4,518       3,793       12,206          --        20,517
                          -------    --------     --------     -------      --------
                            4,927      93,339      188,435      (7,880)      278,821
                          -------    --------     --------     -------      --------
OPERATING INCOME........   (4,911)     19,806       26,780          --        41,675
Earnings from
 unconsolidated
 entities...............   28,128          --        5,000      28,122         5,006
Interest income.........    2,282         197        1,066       1,394         2,151
Interest expense........    4,540          --       12,438      (1,394)       15,584
                          -------    --------     --------     -------      --------
Income before Taxes.....   20,959      20,003       20,408      28,122        33,248
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 PROVISION FOR INCOME
 TAXES..................
Alocation of
 consolidated income
 taxes..................   (2,321)      6,449        5,845          --         9,973
Minority interest.......     (765)         --            5          --          (760)
                          -------    --------     --------     -------      --------
INCOME FROM CONTINUING
 OPERATIONS.............   22,515      13,554       14,568      28,122        22,515
Discontinued operations:
  Income (Loss) from CPS
   operations...........     (230)         --         (337)       (337)         (230)
  Gain on sale of CPS...      384          --          384         384           384
                          -------    --------     --------     -------      --------
Income (loss) from
 discontinued
 operations.............      154          --           47          47           154
                          -------    --------     --------     -------      --------
NET INCOME..............  $22,669    $ 13,554      $14,615     $28,169      $ 22,669
                          =======    ========     ========     =======      ========

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      NINE MONTHS ENDED DECEMBER 31, 1997

                          PARENT                    NON-
                         COMPANY    GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                         --------  ------------ ------------ ------------ ------------
Net cash provided by
 operating activities... $(27,348)   $ 18,547     $ 44,134     $21,439      $ 56,772
Cash flows from
 investing activities:
  Capital expenditures..       --     (19,569)     (39,691)         --       (59,260)
  Proceeds from asset
   dispositions.........       --       1,102        9,438          --        10,540
  Proceeds from CPS
   disposal.............       --          --        5,700          --         5,700
  Acquisitions, net of
   cash received........       --          --         (353)         --          (353)
                         --------    --------     --------     -------      --------
  Net cash used in
   investing activities.       --     (18,467)     (24,906)         --       (43,373)
Cash flows from
 financing activities:
  Proceeds from
   borrowings...........    1,500          --       47,059     (21,439)       27,120
  Repayment of debt.....       --          --      (55,844)         --       (55,844)
  Issuance of common
   stock................    7,723          --           --          --         7,723
                         --------    --------     --------     -------      --------
Net cash provided by
 (used in) financing
 activities.............    9,223          --       (8,785)    (21,439)      (21,001)
Effect of exchange rate
 changes in cash........       --          --          404          --           404
                         --------    --------     --------     -------      --------
Net increase (decrease)
 in cash and cash
 equivalents............  (18,125)         80       10,847          --        (7,198)
Cash and cash
 equivalents at
 beginning of period....   21,459       3,545        4,825          --        29,829
                         --------    --------     --------     -------      --------
Cash and cash
 equivalents at end of
 period................. $  3,334    $  3,625     $ 15,672     $    --      $ 22,631
                         ========    ========     ========     =======      ========

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME

                      NINE MONTHS ENDED DECEMBER 31, 1996

                          PARENT                    NON-
                          COMPANY   GUARANTOR    GUARANTOR
                           ONLY    SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          -------  ------------ ------------ ------------ ------------
GROSS REVENUE
Operating revenue.......  $    17    $81,970      $22,101      $    --      $104,088
Intercompany revenue....      124      6,901           --        7,025            --
Gain (loss) on disposal
 of equipment...........       19        373           --           --           392
                          -------    -------      -------      -------      --------
                              160     89,244       22,101        7,025       104,480
OPERATING EXPENSES
Direct cost.............      (13)    65,047        8,130           --        73,164
Intercompany expense....       --         --        7,025       (7,025)           --
Depreciation and
 amortization...........       90      5,824        1,525           --         7,439
General and
 administrative.........    2,915      3,875          689           --         7,479
                          -------    -------      -------      -------      --------
                            2,992     74,746       17,369       (7,025)       88,082
                          -------    -------      -------      -------      --------
OPERATING INCOME........   (2,832)    14,498        4,732           --        16,398
Earnings from
 unconsolidated
 entities...............   16,997         --        3,374       16,997         3,374
Interest income.........    1,508        212        1,738           85         3,373
Interest expense........      306         41          548          (85)          810
                          -------    -------      -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS BEFORE
 PROVISION FOR INCOME
 TAXES..................   15,367     14,669        9,296       16,997        22,335
Allocation of
 consolidated income
 taxes..................       (3)     4,623        2,345           --         6,965
Minority interest.......      (34)        --           --           --           (34)
                          -------    -------      -------      -------      --------
INCOME FROM CONTINUING
 OPERATIONS.............   15,336     10,046        6,951       16,997        15,336
Discontinued operations:
  Income (Loss) from CPS
   operations...........      178         --         (228)        (228)          178
                          -------    -------      -------      -------      --------
NET INCOME..............  $15,514    $10,046      $ 6,723      $16,769      $ 15,514
                          =======    =======      =======      =======      ========

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                      NINE MONTHS ENDED DECEMBER 31, 1996

                           PARENT                     NON-
                           COMPANY    GUARANTOR    GUARANTOR
                            ONLY     SUBSIDIARIES SUBSIDIARIES ELIMINATIONS CONSOLIDATED
                          ---------  ------------ ------------ ------------ ------------
Net cash provided by
 operating activities...  $   9,528    $ 2,860      $  9,302       $--       $  21,690
Cash flows from
 investing activities:
  Capital expenditures..         --     (3,873)         (417)       --          (4,290)
  Proceeds from asset
   dispositions.........         --      1,022            24        --           1,046
  Proceeds from maturity
   of marketable
   securities...........      5,000         --        15,001        --          20,001
  Cash used in Bristow
   transaction, net of
   cash received........   (106,864)        --       (46,165)       --        (153,029)
                          ---------    -------      --------       ---       ---------
Net cash used in
 investing activities...   (101,864)    (2,851)      (31,557)       --        (136,272)
Cash flows from
 financing activities:
  Proceeds from
   borrowings...........     88,418         --            --        --          88,418
  Repayment of debt.....     (2,000)        --            --        --          (2,000)
  Issuance of common
   stock................      1,576         --            --        --           1,576
                          ---------    -------      --------       ---       ---------
Net cash provided by
 financing activities...     87,994         --            --        --          87,994
Effect of exchange rate
 changes in cash........         --         --             7        --               7
                          ---------    -------      --------       ---       ---------
Net decrease in cash and
 cash equivalents.......     (4,342)         9       (22,248)       --         (26,581)
Cash and cash
 equivalents at
 beginning of period....     27,080      1,836        24,357        --          53,273
                          ---------    -------      --------       ---       ---------
Cash and cash
 equivalents at end of
 period.................  $  22,738    $ 1,845      $  2,109       $--       $  26,692
                          =========    =======      ========       ===       =========

NOTE F--COMMITMENTS AND CONTINGENCIES

  On August 6, 1997, the domestic pilots at Air Logistics ("Air Log") voted to become members of the Office and Professional Employees International Union ("OPEIU"). As of March 27, 1998, the Company has not begun negotiations with the OPEIU. During the nine months ended December 31, 1997, $85.3 million of operating revenues were from Air Log's domestic operations. In January, 1998, the National Mediation Board (NMB) set aside the September 4, 1997, election in which the pilots for Air Log's principal competitor elected not to be represented by the Union. The NMB has called another election to be completed in late March, 1998. In January, 1998, the OPEIU petitioned the NMB to organize Air Log's mechanics. Certain objections to this petition have been filed and the date of a possible election has not been established. Similar efforts may also be taking place at some of Air Log's competitors. The Company does not believe that the result of these organizing efforts will place Air Logistics at a competitive disadvantage with its competitors as management believes that pay scales and work rules will continue to be similar throughout the industry.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT IN, OR INCORPORATED IN, THIS PROSPECTUS, IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE NEW NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NEW NOTES TO ANYONE OR BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................  ii
Incorporation of Certain Documents by Reference............................  ii
Summary....................................................................   1
Risk Factors...............................................................   8
Use of Proceeds............................................................  14
Capitalization.............................................................  14
Selected Consolidated Financial and Operating Data.........................  15
The Exchange Offer.........................................................  17
Description of the Notes...................................................  26
Legal Matters..............................................................  51
Experts....................................................................  51
Index to Consolidated Financial Statements................................. F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $100,000,000

                           OFFSHORE LOGISTICS, INC.

                               ----------------

                           OFFER FOR ALL OUTSTANDING

                     7 7/8% SERIES A SENIOR NOTES DUE 2008

                                IN EXCHANGE FOR

                     7 7/8% SERIES B SENIOR NOTES DUE 2008

                               ----------------
                                  PROSPECTUS
                               ----------------

                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant's bylaws provide for the indemnification of directors and officers against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities. The Registrant also has indemnity agreements with each of its directors that provide for indemnification of such directors. The Registrant has purchased insurance permitted by the Delaware General Corporation Law on behalf of directors and officers, which may cover liabilities under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  The following is a list of all exhibits filed as part of this Registration Statement.

 EXHIBIT
 NUMBER                            DESCRIPTION OF EXHIBITS
 -------                           -----------------------
   4.1   --  Indenture, dated as of January 27, 1998, among the Company, the
             Guarantors and State Street Bank and Trust Company.
   4.2   --  Registration Rights Agreement, dated as of January 22, 1998, among the Company, the Guarantors and Jefferies & Company, Inc.
     5*  --  Opinion of Fulbright & Jaworski L.L.P. as to the legality of the
             Notes.
    12   --  Statement regarding Ratio of Earnings to Fixed Charges.
  23.1   --  Consent of Arthur Andersen LLP
  23.2   --  Consent of KPMG
  23.3*  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).
  24.1   --  Power of Attorney (included in Signature Pages to the Registration
             Statement).
  25.1*  --  Statement of Eligibility of State Street Bank and Trust Company.
  99.1   --  Form of Letter of Transmittal.
  99.2   --  Form of Notice of Guaranteed Delivery.

--------
* To be filed by amendment.

ITEM 22. UNDERTAKINGS.

  The Registrant hereby undertakes the following:

  (a) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions described under Item 20 or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer, or controlling person of such registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (c) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated document by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          OFFSHORE LOGISTICS, INC.

                                                 /s/ George M. Small
                                          By: _________________________________
                                                     George M. Small
                                                        President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Director          March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)

       /s/ Louis F. Crane            Chairman of the Board           March 27, 1998
------------------------------------
           Louis F. Crane

       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer and Secretary
                                      (Principal Financial
                                      Officer)

       /s/ Patricia Como             Controller and Assistant        March 27, 1998
------------------------------------  Secretary (Principal
           Patricia Como              Accounting Officer)


                                     Director                        March 27, 1998
------------------------------------
          Peter N. Buckley
                                     Director                        March 27, 1998
------------------------------------
       Jonathan H. Cartwright

      /s/ David M. Johnson           Director                        March 27, 1998
------------------------------------
          David M. Johnson

      /s/ Kenneth M. Jones           Director                        March 27, 1998
------------------------------------
          Kenneth M. Jones

       /s/ Harry C. Sager            Director                        March 27, 1998
------------------------------------
           Harry C. Sager

                                     Director                        March 27, 1998
------------------------------------
            Howard Wolf

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          AIR LOGISTICS, L.L.C.
                                          By:  Offshore Logistics, Inc.,
                                                its sole member

                                                 /s/ Drury A. Milke
                                          By: _________________________________
                                                     Drury A. Milke
                                                     Vice President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Manager           March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)


       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer, Secretary and
                                      Manager (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)


                                     Manager                         March 27, 1998
------------------------------------
            Gene Graves

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          AIR LOGISTICS OF ALASKA, INC.

                                                   /s/ Drury A. Milke
                                          By: _________________________________
                                                     Drury A. Milke
                                                     Vice President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Director          March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)


       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer, Secretary and
                                      Director (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)


                                     Director                        March 27, 1998
------------------------------------
          L. Michael Rizk

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          GRASSO CORPORATION

                                                 /s/ Drury A. Milke
                                          By: _________________________________
                                                     Drury A. Milke
                                                     Vice President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Director          March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)


       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer, Secretary and
                                      Director (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)


                                     Director                        March 27, 1998
------------------------------------
           Bill Donaldson

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          GRASSO PRODUCTION MANAGEMENT, INC.

                                                 /s/ Drury A. Milke
                                          By: _________________________________
                                                     Drury A. Milke
                                                     Vice President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Director          March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)


       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer, Secretary and
                                      Director (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)

                                     Director                        March 27, 1998
------------------------------------
           Bill Donaldson

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          MEDIC SYSTEMS, INC.

                                                 /s/ Drury A. Milke
                                          By: _________________________________
                                                     Drury A. Milke
                                                     Vice President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Director          March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)


       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer, Secretary and
                                      Director (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)


                                     Director                        March 27, 1998
------------------------------------
           Bill Donaldson

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on March 27, 1998.

                                          PUMPKIN AIR, INC.

                                                 /s/ Drury A. Milke
                                          By: _________________________________
                                                     Drury A. Milke
                                                     Vice President

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints George M. Small or Drury A. Milke, or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ George M. Small            President and Director          March 27, 1998
------------------------------------  (Principal Executive
          George M. Small             Officer)

       /s/ Drury A. Milke            Vice President, Chief           March 27, 1998
------------------------------------  Financial Officer,
           Drury A. Milke             Treasurer, Secretary and
                                      Director (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)

                                     Director                        March 27, 1998
------------------------------------
            Gene Graves